                                                                  Exhibit 10.2


            -------------------------------------------------------


                             PACIFIC CIRCUITS, INC.

                                     and the

                       SUBSIDIARY GUARANTORS NAMED HEREIN

                          $12,500,000 Principal Amount

                                       of

             12% Senior Subordinated Notes of Pacific Circuits, Inc.

                                       and

                Warrants to Purchase 2,019 Shares of Common Stock

                            of Pacific Circuits, Inc.



                          SECURITIES PURCHASE AGREEMENT



            -------------------------------------------------------



                            Dated as of July 13, 1999


                               TABLE OF CONTENTS

SECTION 1.      PURCHASE AND SALE OF SECURITIES.........................................................1
        1.1     ISSUE OF SECURITIES ....................................................................1
        1.2     PURCHASE AND SALE OF SECURITIES ........................................................2
        1.3     REGISTRATION OF SECURITIES .............................................................3
        1.4     DELIVERY EXPENSES ......................................................................4
        1.5     ISSUE TAXES ............................................................................4
        1.6     DIRECT PAYMENT .........................................................................4
        1.7     LOST, ETC. SECURITIES ..................................................................5
        1.8     INDEMNIFICATION ........................................................................5
        1.9     FURTHER ACTIONS ........................................................................8
        1.10    OTHER COVENANTS ........................................................................8

SECTION 2.     CLOSING CONDITIONS ......................................................................8
        2.1    DELIVERY OF DOCUMENTS ...................................................................8
        2.2    LEGAL INVESTMENT, PURCHASE PERMITTED BY APPLICABLE LAWS ................................10
        2.3    PAYMENT OF FEES . ......................................................................11
        2.4    COMPLIANCE WITH AGREEMENTS .............................................................11
        2.5    COMPLETION OF OTHER TRANSACTIONS .......................................................11
        2.6    REPRESENTATIONS AND WARRANTIES .........................................................12
        2.7    NO EVENT OF DEFAULT ....................................................................12
        2.8    EQUITY CONTRIBUTION ....................................................................12
        2.9    PROCEEDINGS SATISFACTORY ...............................................................12
        2.10   CONSENTS AND PERMITS ...................................................................12
        2.11   NO MATERIAL ADVERSE EFFECT .............................................................13
        2.12   NO MATERIAL JUDGEMENT OR ORDER .........................................................13

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..........................................13
        3.1    AUTHORIZATION, CAPITALIZATION ..........................................................13
        3.2    NO VIOLATION OR CONFLICT, NO DEFAULT ...................................................14
        3.3    USE OF PROCEEDS ........................................................................15
        3.4    NO MATERIAL ADVERSE CHANGE: FINANCIAL STATEMENTS .......................................15
        3.5    FULL DISCLOSURE ........................................................................16
        3.6    THIRD PARTY CONSENTS ...................................................................16
        3.7    NO VIOLATION OF REGULATIONS OF BOARD OF GOVERNORS OF FEDERAL RESERVE SYSTEM ............16
        3.8    PRIVATE OFFERING .......................................................................17
        3.9    GOVERNMENTAL REGULATIONS ...............................................................17
        3.10   BROKERS ................................................................................17
        3.11   SOLVENCY ...............................................................................18
        3.12   REPRESENTATIONS AND WARRANTIES .........................................................18
        3.13   LITIGATION .............................................................................18
        3.14   LABOR MATTERS ..........................................................................19
        3.15   TAXES ..................................................................................19
        3.16   ENVIRONMENTAL MATTERS ..................................................................19
        3.17   ERISA ..................................................................................20
        3.18   INTELLECTUAL PROPERTY ..................................................................20



        3.19   COMPLIANCE WITH LAWS ...................................................................21
        3.20   CONSUMMATION OF ACQUISITIONS ...........................................................21
        3.21   INDEBTEDNESS ...........................................................................21
        3.22   INVESTMENTS ............................................................................22
        3.23   INSURANCE ..............................................................................22
        3.24   SURVIVAL OF REPRESENTATIONS AND WARRANTIES .............................................22
        3.25   CONSULTING AGREEMENTS ..................................................................22
        3.26   YEAR 2000 COMPLIANCE ...................................................................22

SECTION 4.     REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF
               EACH PURCHASER .........................................................................22
        4.1    PURCHASE FOR OWN ACCOUNT ...............................................................23
        4.2    ACCREDITED INVESTOR ....................................................................23
        4.3    AUTHORIZATION ..........................................................................23
        4.4    ACCESS TO INFORMATION ..................................................................24
        4.5    SECURITIES RESTRICTED ..................................................................24
        4.6    PLEDGE OF SECURITIES ...................................................................24
        4.7    ........................................................................................24

SECTION 5.     COVENANTS ..............................................................................25
        5.1    PAYMENT OF NOTES, SATISFACTION OF OBLIGATIONS ..........................................25
        5.2    FINANCIAL STATEMENTS AND REPORTS .......................................................25
        5.3    CERTIFICATES; OTHER INFORMATION ........................................................26
        5.4    LIMITATION ON RESTRICTED PAYMENTS ......................................................27
        5.5    LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK ...............30
        5.6    LIMITATION ON TRANSACTIONS WITH AFFILIATES .............................................32
        5.7    RESTRICTIONS ON LIENS ..................................................................32
        5.8    LIMITATION ON SALE OF ASSETS ...........................................................32
        5.9    LIMITATION ON CONSOLIDATED CAPITAL EXPENDITURES ........................................35
        5.10   LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES ...........35
        5.11   CHANGE OF CONTROL ......................................................................36
        5.12   FINANCIAL COVENANTS ....................................................................37
        5.13   FISCAL YEARS ...........................................................................39
        5.14   STAY, EXTENSION AND USURY LAWS .........................................................39
        5.15   CORPORATE EXISTENCE, MERGER; SUCCESSOR CORPORATION .....................................39
        5.16   SAME BUSINESS ..........................................................................40
        5.17   TAXES ..................................................................................41
        5.18   INVESTMENT COMPANY ACT .................................................................41
        5.19   OWNERSHIP OF SUBSIDIARIES ..............................................................41
        5.20   INSURANCE ..............................................................................41
        5.21   ERISA NOTICES ..........................................................................41
        5.22   INCONSISTENT AGREEMENTS ................................................................42
        5.23   COMPLIANCE WITH LAWS, MAINTENANCE OF LICENSES ..........................................42
        5.24   INSPECTION OF PROPERTIES AND RECORDS ...................................................42
        5.25   BOARD OF DIRECTOR OBSERVATION RIGHTS ...................................................43
        5.26   MAINTENANCE OF OFFICE OR AGENCY ........................................................43
        5.27   INFORMATION TO PROSPECTIVE PURCHASERS ..................................................43
        5.28   PRIVATE PLACEMENT NUMBER ...............................................................44


        5.29   SENIOR INDEBTEDNESS AMENDMENTS .........................................................44
        5.30   NOTICES OF CERTAIN PROCEEDINGS .........................................................44
        5.31   CONSULTING AGREEMENTS ..................................................................44
        5.32   NO AMENDMENT OR WAIVER OF CERTAIN DOCUMENTS ............................................44

SECTION 6.     REDEMPTION .............................................................................45
        6.1    THE COMPANY'S RIGHT TO REDEEM ..........................................................45
        6.2    SELECTION OF NOTES TO BE REDEEMED ......................................................45
        6.3    NOTICE OF REDEMPTION ...................................................................45
        6.4    EFFECT OF NOTICE OF REDEMPTION .........................................................46
        6.5    PAYMENT OF REDEMPTION PRICE ............................................................46

SECTION 7.     DEFAULTS AND REMEDIES ..................................................................46
        7.1    EVENTS OF DEFAULT ......................................................................46
        7.2    ACCELERATION OF NOTES, REMEDIES ........................................................48
        7.3    PREMIUM ON ACCELERATION ................................................................49
        7.4    OTHER REMEDIES .........................................................................49
        7.5    WAIVER OF PAST DEFAULTS ................................................................49
        7.6    RIGHTS OF HOLDERS TO RECEIVE PAYMENT ...................................................50
        7.7    UNDERTAKING FOR COSTS ..................................................................50

SECTION 8.     SUBORDINATION ..........................................................................50
        8.1    NOTES SUBORDINATED TO SENIOR INDEBTEDNESS ..............................................50
        8.2    NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES ...........................................50
        8.3    NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION,
               LIQUIDATION OR REORGANIZATION ..........................................................53
        8.4    NOTEHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS................54
        8.5    OBLIGATIONS OF THE COMPANY UNCONDITIONAL ...............................................54
        8.6    SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS
               OF SENIOR INDEBTEDNESS .................................................................55
        8.7    SECTION 8 NOT TO PREVENT EVENTS OF DEFAULT .............................................55
        8.8    MISCELLANEOUS PROVISIONS ...............................................................55

SECTION 9.     AMENDMENTS AND WAIVERS .................................................................56
        9.1    WITH CONSENT OF HOLDERS ................................................................56
        9.2    REVOCATION AND EFFECT OF CONSENTS ......................................................57
        9.3    NOTATION ON OR EXCHANGE OF NOTES .......................................................58
        9.4    PAYMENT OF EXPENSES ....................................................................58

SECTION 10.    DEFINITIONS ............................................................................58
        10.1   DEFINITIONS ............................................................................58
        10.2   RULES OF CONSTRUCTION ..................................................................78

SECTION 11.    SUBSIDIARY GUARANTY ....................................................................79
        11.1   GUARANTY ...............................................................................79
        11.2   EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTY ..........................................80
        11.3   FUTURE SUBSIDIARY GUARANTORS ...........................................................81
        11.4   CERTAIN BANKRUPTCY EVENTS ..............................................................81


        11.5   SUBORDINATION OF SUBSIDIARY GUARANTEES .................................................81

SECTION 12.    MISCELLANEOUS ..........................................................................81
        12.1   NOTICES ................................................................................81
        12.2   SUCCESSORS AND ASSIGNS .................................................................82
        12.3   COUNTERPARTS ...........................................................................82
        12.4   HEADINGS ...............................................................................82
        12.5   GOVERNING LAW, SUBMISSION TO JURISDICTION ..............................................82
        12.6   ENTIRE AGREEMENT .......................................................................83
        12.7   SEVERABILITY ...........................................................................83
        12.8   FURTHER ASSURANCES .....................................................................83
        12.9   DISCLOSURE OF FINANCIAL INFORMATION ....................................................83


                                     ANNEXES

Annex A            Form of Note
Annex A-1          Form of Guaranty
Annex B            Warrant Agreement
Annex C            Form of Registration Rights Agreement
Annex D            Form of Opinion of Counsel to the Company and its Subsidiaries
Annex E            Form of Opinion of Counsel to Purchasers

                                    SCHEDULES

Schedule 1.1       Purchaser Information
Schedule 1.2       Wire Transfer Instructions
Schedule 2.11      Material Changes
Schedule 3.1       Capitalization
Schedule 3.8       Recent Securities Offerings
Schedule 3.13      Litigation
Schedule 3.14      Labor Matters
Schedule 3.16      Environmental Matters
Schedule 3.17      ERISA
Schedule 3.18      Intellectual Property
Schedule 3.21      Existing Indebtedness
Schedule 3.23      Insurance
Schedule 3.25      Consulting Agreements
Schedule 5.5(b)    Operating Leases
Schedule 5.6       Transactions With Affiliates
Schedule 5.13      Fiscal Month-End
Schedule 10.1 (a)  Existing Liens
Schedule 10.1 (b)  Non-Recurring Add-Backs
Schedule 10.1 (c)  Investments

                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT is dated as of July 13, 1999, (this "AGREEMENT"), and entered into by and among Pacific Circuits, Inc., a Washington corporation (the "COMPANY"), the Subsidiary Guarantor listed on the signature pages hereto and the purchasers listed on the signature pages hereto (each a "PURCHASER" and collectively, the "PURCHASERS").

         Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in SECTION 10.1 hereof.

         In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Subsidiary Guarantor agrees, jointly and severally, and each of the Purchasers agrees, severally but not jointly, as follows:

SECTION 1.  PURCHASE AND SALE OF SECURITIES

1.1      ISSUE OF SECURITIES

         (a)      On or before the Closing,

                  (1) The Company will have authorized the issue and sale to the Purchasers, in the respective amounts set forth opposite such Purchaser's name on SCHEDULE 1.1, of $12,500,000 aggregate principal amount of its 12% Senior Subordinated Notes (the "NOTES"), to be substantially in the form attached hereto as ANNEX A.

                  (2) The Company will have authorized the issue and sale to the Purchasers, in the respective amounts set forth opposite such Purchaser's name on SCHEDULE 1.1, its detachable warrants (the "WARRANTS") to purchase an aggregate of 2,019 shares of its Common Stock pursuant to a Warrant Agreement in the form attached hereto as ANNEX B (the "WARRANT AGREEMENT").

         The Notes and the Warrants shall individually be referred to herein as a "SECURITY" and collectively referred to herein as the "SECURITIES."

         (b) The Notes shall include such notations, legends or endorsements set forth thereon or required by law. The Notes will be issued to the Purchasers in the initial principal amounts set forth on SCHEDULE 1.1. Each Note shall be dated the date of its issuance. Subject to SECTION 1.7. The aggregate principal amount of the Notes outstanding at any one time may not exceed $12,500,000; except to the extent interest is added to the principal of any Note in accordance with the provisions thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the Company, by its execution and delivery of this Agreement, expressly agrees to such terms and provisions and to be bound thereby.

         (c) Each Warrant shall be substantially in the form attached as EXHIBIT A to the Warrant Agreement. Each Warrant shall be dated the date of its issuance. The Warrants will be exercisable, in the manner provided in the Warrant Agreement and the Warrants, for a number of shares of Common Stock as provided in the Warrant Agreement (the "WARRANT SHARES"). Each Holder of Warrant Shares will have certain registration rights and other rights and obligations with respect to the Warrant Shares as set forth in the Registration Rights Agreement in the form attached hereto as ANNEX C(the "REGISTRATION RIGHTS AGREEMENT") and other rights and obligations with respect to the Warrants and Warrant Shares, as provided in the Warrant Agreement. The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the Company and the Holders, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

1.2      PURCHASE AND SALE OF SECURITIES

         (a) PURCHASE AND SALE. The Company agrees to sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company and the Subsidiary Guarantors contained or incorporated herein, each of the Purchasers agrees, severally but not jointly, to purchase the securities set forth opposite such Purchaser's name in SCHEDULE
1.1 at the purchase price indicated therein. The Company and the Purchasers hereby agree that all Tax Returns filed by the Company and the Purchasers shall be consistent in all material respects with such allocation (including for purposes of section 1271 et al. of the Code).

         (b) CLOSING. The purchase and sale of the Securities shall take place at a closing (the "CLOSING") at the offices of Gibson, Dunn & Crutcher, LLP, located at 333 South Grand Avenue, Los Angeles, California 90071, at 10:00 a.m., local time, on July 13, 1999, or such other Business Day as may be agreed upon by the Purchasers and the Company (the "CLOSING DATE"). At the Closing, the Company will deliver to each of the Purchasers the Securities to be purchased by such Purchaser (in such permitted denomination or denomination or denominations and registered in such Purchaser's name or the name of such nominee or nominees as such Purchaser may request), dated the Closing Date, against payment of the purchase price therefor by intra-bank or Federal funds bank wire transfer of same day funds to such bank account which is identified on SCHEDULE 1.2 or such other account as the Company shall designate at least two Business Days prior to the Closing.

         (c) FEES AND EXPENSES. Whether or not the Securities are sold, the Company agrees to pay or reimburse all reasonable out-of-pocket expenses of each Purchaser relating to this Agreement, including but not limited to:

                  (1) each Purchaser's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, the Warrant Agreement, the Registration Rights Agreement and the other Documents including, without limitation, travel and lodging expenses and all reasonable costs incurred in connection with such Purchaser's review of the Company's and each of its Subsidiaries' business and operations;

                  (2) the reasonable fees and expenses of the Purchasers' counsel, Gardere & Wynne, L.L.P., in connection herewith and with the other Documents;

                  (3) the cost of printing, reproducing and delivering to each Purchaser's home office or the office of such Purchaser's designee, this Agreement, the Warrant Agreement, the Registration Rights Agreement, the Securities and the other Documents;

                  (4) any reasonable fees and expenses (including the reasonable fees and expenses of counsel) in connection with any registration or qualification of the Securities required in connection with the offer and sale of the Securities pursuant to this Agreement under the securities or "blue sky" laws of any jurisdiction requiring such registration or qualification or in connection with obtaining any exemptions from such requirements;

                  (5) the reasonable out-of-pocket expenses (including the fees and expenses of one counsel for each Purchaser together with such Purchaser's Affiliates) relating to any amendment to, or modification of, or any waiver or consent or preservation of rights under, this Agreement or any of the other Documents; and

                  (6) all other expenses, including without limitation counsel's fees, accountant's fees and any rating agency fees incurred by the Company in connection with the transactions contemplated by this Agreement and the other Documents.

         The Company shall deliver to each of the Purchasers or to such other persons as such Purchaser shall direct, concurrently with the Closing, by intra-bank or Federal funds bank wire transfer of same day funds, the fee set forth opposite such Purchaser's name on SCHEDULE 1.1 and payment for any reasonable and documented out-of-pocket expenses which must be paid by Company pursuant to this SECTION 1.2(c) or for which such Purchaser is entitled to reimbursement pursuant to this SECTION 1.2(c).

         (d) OTHER PURCHASERS. Each Purchaser's obligations hereunder are subject to the execution and delivery of this Agreement by the other Purchasers listed on the signature pages hereof. The obligations of each Purchaser shall be several and not joint, and no Purchaser shall be liable or responsible for the acts of any other Purchaser under this Agreement.

1.3      REGISTRATION OF SECURITIES

         The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (the "NOTE REGISTER") and a register for the registration and transfer of the Warrants (the "WARRANT REGISTER") and the Warrant Shares (the "WARRANT SHARES REGISTER"). The names and addresses of the Holders of Notes, the transfer of Notes, and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The names and addresses of the Holders of Warrants, the transfer of Warrants and the names and addresses of the transferees of Warrants shall be registered in the Warrant Register. The names and addresses of the Holders of Warrant Shares, the transfer of Warrant Shares and the names and addresses of the transferees of Warrant Shares shall be registered in the Warrant Shares Register.

         The Person in whose name any registered Security shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Company shall not be affected or bound by any notice to the contrary, until due presentment of such Security for registration of transfer so provided in this SECTION 1.3. Payment of or on account of the principal, premium, if any, and interest on any registered Securities shall be made to or upon the written order of such registered holder.

         When Securities are presented to the Company with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Company shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met.

1.4      DELIVERY EXPENSES

         If a Holder surrenders any Note or Warrant to the Company for any reason, the Company agrees to pay the cost of delivering to such Holder's home office or to the office of such Holder's designee from the Company, the surrendered Security and each Security issued in substitution, replacement or exchange for, or upon conversion of, the surrendered Security.

1.5      ISSUE TAXES

         The Company agrees to pay all taxes (other than taxes in the nature of income, franchise or gift taxes) and governmental fees in connection with the issuance, sale, delivery or transfer by the Company to each Holder of the Notes and the Warrants, as the case may be, and the execution and delivery of the other Documents and any modification of any of such Securities and Documents and will save such Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes and fees. The obligations of the Company under this SECTION 1.5 shall survive the payment or prepayment of the Notes, at maturity, upon redemption or otherwise, the exercise of the Warrants and the termination of this Agreement and the other Documents.

1.6      DIRECT PAYMENT

         (a) The Company will pay or cause to be paid all amounts payable with respect to any Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting (before 2:00 p.m. (New York City time) on the due date thereof), by Federal funds bank wire transfer in same day funds to each Holder's account in any bank in the United States as may be designated and specified in writing by such Holder at least two Business Days prior thereto. Each Purchaser's initial bank account for this purpose is set forth on SCHEDULE 1.1.

         (b) Notwithstanding anything to the contrary contained in the Notes, if any principal amount payable with respect to a Note is payable, at maturity, upon redemption or otherwise, on a Legal Holiday, then the Company shall pay such amount on the next succeeding Business Day, and interest shall accrue on such amount until the date on which such amount is paid and payment of such accrued interest shall be made concurrently with the payment of such amount, provided that the Company may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest shall accrue on such amount. Notwithstanding anything to the contrary contained in the Notes, if any interest payable with respect to a Note is payable on a Legal Holiday, then the Company shall pay such interest on the next succeeding Business Day, and such extension of time shall be included in the computation of the interest payment, provided that the Company may elect to pay in full (but not in part) any such interest on the last Business Day prior to the date such payment otherwise would be due, and such diminution in time shall be included in the computation of the interest payment.

1.7      LOST, ETC. SECURITIES

         If a mutilated Security is surrendered to the Company or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Company, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Security if the customary requirements relating to replacement securities are reasonably satisfied. If required by the Company, such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a Security is replaced. If any Purchaser or any other institutional Holder (or nominee thereof) is the owner of any such lost, stolen or destroyed Security, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Security at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Security other than the unsecured written agreement of such owner reasonably satisfactory to the Company to indemnify the Company, or at the option of the Purchaser, an indemnity bond in the amount of the Security remaining outstanding.

         Every replacement Security is an obligation of the Company.

1.8      INDEMNIFICATION

         In addition to all other sums due hereunder or provided for in this Agreement or any of the other Documents and any and all obligations of the Company to indemnify any Purchaser hereunder or under any of the other Documents, the Company hereby agrees, without limitations as to time, to indemnify each Purchaser, each Affiliate of a Purchaser and each director, officer, employee, counsel, agent or representative of such Purchaser and its Affiliates (collectively, the "INDEMNIFIED PARTIES") against, and hold it and them harmless from, to the fullest extent lawful, all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees and disbursements) and expenses, including expenses of investigation (collectively, "LOSSES"), incurred by it or them and arising out of or in connection with this Agreement, the Acquisition Agreements, the Senior Credit Agreement, the other Documents or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Indemnified Party is a formal party to any proceeding; provided, however, that the Company shall not be liable to any Indemnified Party for any Losses (a) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such Losses arose from the gross negligence or willful misconduct of such Indemnified Party or (b) relating to a loss in value of the Securities as a result of market conditions, including changes in interest rates). The Company and each Subsidiary Guarantor agrees, jointly and severally, to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party. The obligations of the Company to each Indemnified Party hereunder shall be separate obligations, and the Company's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of the Company under this SECTION 1.8 shall survive the payment or prepayment of the Notes, at maturity, upon acceleration, redemption or otherwise, the exercise of the Warrants purchased by any Purchaser, the redemption or repurchase of the Warrants purchased by any Purchaser, the redemption or repurchase of any Warrant Shares, any transfer of the Securities by any Purchaser and the termination of this Agreement, the Securities, the Acquisition Agreements, the Senior Credit Agreement, the Warrant Agreement, the Registration Rights Agreement and any of the other Documents.

         In addition, the Company shall, without limitation as to time, indemnify, reimburse, defend, and hold harmless the Indemnified Parties for, from, and against all Losses asserted against, resulting to, imposed on, or incurred by any of the Indemnified Parties, directly or indirectly, in connection with any of the following: (i) the events, circumstances and conditions relating to environmental matters described in the Acquisition Agreements; (ii) any pollution or threat to human health or the environment that is related in any way to the management, use, control, ownership or operation of the business or property in connection with the business of the Companies, by the Companies' employees, or any Person for whom any Company is or may be responsible by law or contract including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, and that occurred, existed, arises out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Closing Date, whether or not the pollution or threat to human health or the environment is described in the Acquisition Agreements; (iii) any Environmental Claim against any Person whose liability for such Environmental Claim any Company has assumed or retained either contractually or by operation of law, including but not limited to any pollution or threat to human health or the environment, or any Federal, state, local or foreign approvals; or (iv) the breach of any environmental representation or warranty set forth or incorporated by reference herein.

         In case any action, claim or proceeding shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Company hereunder, such Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify the Company shall not affect any obligation it may have to any Indemnified Party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to any further review or appeal)) such failure materially and adversely prejudiced the Company. Each Indemnified Party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each Indemnified Party unless; (i) the Company has agreed to pay such expenses; or (ii) the Company has failed promptly to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include any Indemnified Party and such Indemnifying Party or an Affiliate of such Indemnifying Party, and such Indemnified Party shall have been advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to the Company or such Affiliate or (y) a conflict of interest may exist if such counsel represents such Indemnified Party and the Company or its Affiliate; PROVIDED that, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel in the circumstances described in clause (i), (ii) or (iii) above, the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company; PROVIDED, HOWEVER, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any local counsel), which counsel shall be designated by such Indemnified Party. The Company shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Company agrees that it will not and that it will not permit any Subsidiary Guarantor to, without the Indemnified Party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to such Indemnified Party, of such Indemnified Party from all liability and obligation arising therefrom.

         If the indemnification provided for in this SECTION 1.8 is unavailable to, or insufficient to hold harmless, any Indemnified Party in respect of any Losses referred to therein (for reasons other than such Indemnified Party's gross negligence or willful misconduct as herein provided), then the Company shall have an obligation to contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, its subsidiaries and Affiliates, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in this SECTION 1.8, any reasonable legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 1.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

         The Indemnified Parties shall have and be entitled to all rights of subrogation, in respect of any Losses or other amounts as to which the foregoing indemnity provisions apply, with respect to the claims of the Company against any of the other parties to the Acquisition Agreements.

         The obligations of the Company under this SECTION 1.8 are subject to the subordination provisions of SECTION 8 hereof, but any failure to perform such obligations as a result of such subordination provisions shall in any event constitute an Event of Default hereunder.

1.9      FURTHER ACTIONS

         The Company shall (i) take all actions necessary or appropriate to cause its representations and warranties contained in SECTION 3 hereof to be true and correct as of the Closing Date (unless stated to refer to another date), both before and after giving effect to the transactions contemplated by this Agreement, the Acquisition Agreements and the other Documents, as if made on and as of such date, and (ii) take, or cause to be taken, all action, and do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all consents and approvals of all Persons and removing all injunctive or other impediments or delays, legal or otherwise, which are necessary to the consummation of the transactions contemplated by this Agreement, the Acquisition Agreements and the other Documents.

1.10     OTHER COVENANTS

         The Company further covenants and agrees not to, and will use its best efforts to ensure that no affiliate (as defined in Rule 501(b) of the Securities Act) of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Purchasers of the Securities.

SECTION 2.  CLOSING CONDITIONS

         The obligations of each Purchaser to purchase and pay for the Securities to be delivered to such Purchaser at the Closing shall be subject to the satisfaction of each of the following conditions on or before the Closing
Date:

2.1      DELIVERY OF DOCUMENTS

         The Company shall have delivered to each Purchaser, in form and substance reasonably satisfactory to such Purchaser, the following:

         (a) The Notes being purchased by such Purchaser, duly executed by the Company, in the aggregate principal amount set forth opposite such Purchaser's name on SCHEDULE 1.1; and Warrants being purchased by such Purchaser, duly executed by the Company, representing the number of Warrants set forth opposite such Purchaser's name on SCHEDULE 1.1.

         (b) (1) An opinion, dated the Closing Date and addressed to such Purchaser, from Shearman & Sterling, counsel for the Company, or such other counsel of the Company reasonably acceptable to the Purchasers, as to the matters set forth on ANNEX D.

                  (2) All opinions of all counsel to the Company delivered pursuant to the PCI Acquisition Agreement, dated the Closing Date and addressed to the Purchasers or accompanied by a written authorization from the Person delivering such legal opinion stating that the Purchasers may rely on such opinion as though it were addressed to them and a copy of all opinions of all counsel to the Company delivered pursuant to the Senior Credit Agreement.

                  (3) An opinion, dated the Closing Date and addressed to such Purchaser, from Gardere & Wynne, L.L.P., counsel for the Purchasers, as to the matters set forth on ANNEX E.

         In rendering such opinions, each counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company (copies of which shall be delivered to such Purchaser) and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Such counsel shall opine, as applicable, as to the Federal laws of the United States, the laws of the States of New York and Washington, the laws of the state or states of incorporation of the Company and each Subsidiary Guarantor, if other than New York or Washington, and the laws of the state or states governing the PCI Acquisition Agreement and the Senior Credit Agreement, as the case may be, if other than New York or Washington.

         (c) Resolutions of the Board of Directors of the Company, certified by the Secretary or Assistant Secretary of the Company, to be duly adopted and in full force and effect on such date, authorizing (i) the execution, delivery and performance of this Agreement, the Notes, the Registration Rights Agreement, the Warrant Agreement, the PCI Acquisition Agreement, the Senior Credit Agreement, the other Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, (ii) the issuance of the Notes and the Warrants and (iii) specific officers of the Company to execute and deliver this Agreement, the Notes, the Registration Rights Agreement, the Warrant Agreement, the PCI Acquisition Agreement, the Senior Credit Agreement and any other Documents to which the Company is a party.

         (d) Certificates of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, certifying that (i) all of the conditions set forth in SECTIONS 2.3. 2.4, 2.5. 2.6, 2.7, 2.8, 2.10,
2.11 AND 2.12 are satisfied on and as of such date and specifying as to each such condition the satisfaction thereof, (ii) all of the representations and warranties of the Company contained or incorporated by reference herein are true and correct on and as of such date as though made on and as of such date (unless stated to relate to another date), both immediately prior to and after the consummation of the PCI Acquisition (and after giving effect to the transactions contemplated by this Agreement and the other Documents) and no event has occurred and is continuing, or would result from the issuance of the Securities or the incurrence of indebtedness under the Senior Credit Agreement, which constitutes or would constitute a Default or an Event of Default, (iii) concurrently with the purchase of the Securities, the Company (a) has outstanding not more than $112,500,000 of Senior Term Debt and (b) has outstanding not more than $3,000,000 of Senior Revolver Debt and (iv) the Company has performed its obligations which are required to be performed on or before the closing under the Acquisition Agreements and the Senior Credit Agreement in accordance therewith and with all applicable law.

         (e) Audited Financial Statements, with respect to Company, together with a certificate of the Chief Financial Officer of the Company to the effect that they were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position, shareholders' equity and income of such Persons.

         (f) Governmental certificates, dated the most recent practicable date prior to the Closing Date, showing that each of the Companies is organized and in good standing in the jurisdiction of its incorporation and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it has executive offices or transacts business, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

         (g) Copies of each consent, license and approval required in connection with the execution, delivery and performance by the Company of this Agreement, the Securities, the Acquisition Agreements, the Senior Credit Agreement, the Registration Rights Agreement, the Warrant Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby (including without limitation consents, if any, required pursuant to the HSR Act).

         (h) Copies of the Charter Documents of each of the Companies, certified as of a recent date by the Secretaries of State of their respective states of incorporation, and certified by the Secretary or Assistant Secretary of each of the Companies, as true and correct as of the Closing Date.

         (i) Certificates of the Secretary or an Assistant Secretary of each of the Companies as to the incumbency and signatures of the officers or representatives of such entity executing this Agreement, the Securities, the PCI Acquisition Agreement, the Senior Credit Agreement, the Registration Rights Agreement, the Warrant Agreement, the other Documents and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         (j) True and correct copies of the Acquisition Agreements and all amendments thereto relating to the Pacific Acquisition and the PCI Acquisition;

         (k) The Pro Forma and the Projections, each in form and substance acceptable to Purchasers; and

         (l) Such additional information and materials as any Purchaser may reasonably request and specifically identify prior to the Closing Date, including, without limitation, copies of any debt agreements, security agreements and other contracts to which any of the Companies is a party.

2.2      LEGAL INVESTMENT, PURCHASE PERMITTED BY APPLICABLE LAWS

         Each Purchaser's acquisition of the Securities (a) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), (b) shall constitute a legal investment as of the Closing Date under the laws and regulations and orders of each jurisdiction to which such Purchaser may be subject (without resort to any "basket" or "leeway" provision), and (c) shall not subject such Purchaser to any material penalty.

2.3      PAYMENT OF FEES.

         The Company shall have delivered to each of the Purchasers or to such other Persons as such Purchaser shall direct on SCHEDULE 1.1, at the Closing, by intra-bank or federal funds bank wire transfer of same day funds, payment for such Purchaser's fee as set forth opposite such Purchaser's name on SCHEDULE 1.1.

2.4      COMPLIANCE WITH AGREEMENTS

         The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein, in each of the other Documents and in any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date.

2.5      COMPLETION OF OTHER TRANSACTIONS

         Simultaneously with or prior to the sale to each Purchaser of the Securities to be purchased by such Purchaser:

         (a) The Company shall have executed and delivered the Acquisition Agreements and shall have consummated the transactions contemplated thereby to be consummated on or prior to the Closing Date (including, without limitation, the Pacific Acquisition and the PCI Acquisition), without amendment, modification or waiver of any material condition.

         (b) The Company and each Person a party thereto shall have executed and delivered the Registration Rights Agreement and the Warrant Agreement and shall have consummated the transactions contemplated thereby to be consummated on or prior to the Closing Date in accordance with all applicable laws (including without limitation, the Securities Act, all applicable state securities laws and all related rules and regulations under such statutes and other laws).

         (c) All of the other Purchasers listed in the signature pages hereof shall have consummated their purchase of Securities pursuant to this Agreement.

         (d) The Company and the lenders party thereto shall have executed and delivered the Senior Credit Agreement; none of the parties to the Senior Credit Agreement shall be in breach of any of their respective material obligations thereunder and all of the conditions precedent to the transactions contemplated thereby shall have been duly satisfied without amendment, modification or waiver of any material condition; and the Company shall have not more than (a) $112,500,000 of Senior Term Debt and (b) $3,000,000 of Senior Revolver Debt.

         (e) The Company shall have issued 1,000 shares of Common Stock to the Purchasers in the respective amounts set forth opposite each Purchaser's name on SCHEDULE 1.1 hereto.

2.6      REPRESENTATIONS AND WARRANTIES

         Unless stated to relate to another date, all of the representations and warranties of each of the Companies contained or incorporated by reference herein or in any of the other Documents shall be true and correct, in all material respects, on and as of the Closing Date, both before and after giving effect to the PCI Acquisition and the other transactions contemplated hereby and by the other Documents.

2.7      NO EVENT OF DEFAULT

         No event shall have occurred and be continuing, or would result from the consummation of the transactions contemplated to be consummated on or prior to the Closing Date by this Agreement, the Acquisition Agreements, the Senior Credit Agreement or any of the other Documents (including without limitation the purchase of the Securities or the incurrence of indebtedness pursuant to the Senior Credit Agreement), which constitutes or would constitute a Default or an Event of Default.

2.8      EQUITY CONTRIBUTION

         On or prior to the Closing Date, separate from payment of the purchase price of the Warrants hereunder, the Company shall have received equity contributions of at least $41,250,000 in cash (or other consideration reasonably acceptable to Purchasers) from the issuance of Common Stock of the Company in connection with the Pacific Acquisition and $37,500,000 in cash (or other consideration reasonably acceptable to Purchasers) from the issuance of Common Stock of the Company in connection with the PCI Acquisition.

2.9      PROCEEDINGS SATISFACTORY

         All proceedings taken in connection with the sale of the Securities, the transactions contemplated hereby (including, without limitation, the PCI Acquisition), and all documents and papers relating thereto, shall be reasonably satisfactory to such Purchaser. Such Purchaser and its counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, or as a basis for the Closing opinions, all in form and substance satisfactory to such Purchaser.

2.10     CONSENTS AND PERMITS

         The Company shall have received all consents, permits, approvals and authorizations and sent or made all notices, filings, registrations and qualifications as may be required pursuant to any law, statute, regulation or rule (Federal, state, local or foreign) or pursuant to any other agreement, order or decree to which the Company or any of its Subsidiaries is a party or to which any of them is subject, in connection with the transactions to be consummated on or prior to the Closing Date as contemplated by this Agreement or any of the other Documents.

2.11     NO MATERIAL ADVERSE EFFECT

         Since the date of the most recent of the Audited Financial Statements
(A) none of the Companies shall have suffered any adverse change in their properties, business, operations, assets or condition (financial or otherwise) which could reasonably be expected to result in a Material Adverse Effect; and
(B) except as set forth in SCHEDULE 2.11 hereto, (i) there shall not have been any material change in the capital stock or long-term debt, or material increase in short-term debt, of any of the Companies and (ii) none of the Companies shall have incurred any liability or obligation, direct or contingent, that is material to such Company that is required to be disclosed on a balance sheet in accordance with GAAP and is not disclosed on the latest balance sheet previously provided to the Purchasers.

2.12     NO MATERIAL JUDGEMENT OR ORDER

         There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that, in the reasonable judgment of any Purchaser or its counsel, would prohibit the sale or issuance of the Securities hereunder or subject the Company to any material penalty if the Securities were to be issued and sold hereunder.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants on the date hereof and as of the Closing, as follows:

3.1      AUTHORIZATION, CAPITALIZATION

         (a) The Company has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement, the Acquisition Agreements, the Warrant Agreement, the Registration Rights Agreement, the Senior Credit Agreement and the other Documents to which it is a party, (ii) to issue and perform all of its obligations under the Notes and Warrants, and (iii) to consummate the transactions contemplated hereby and thereby. Each of this Agreement, the Notes, the Acquisition Agreements, the Warrant Agreement, the Registration Rights Agreement, the Senior Credit Agreement and the other Documents to which the Company is a party is a legally valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

         (b) The Subsidiaries listed on SCHEDULE 3.1 are the only Subsidiaries of the Company (the "COMPANY'S SUBSIDIARIES"). The total authorized Equity Interests of the Company consist of 10,000,000 shares of Common Stock, of which 41,250 shares of Common Stock were issued and outstanding on the date hereof and 78,750 shares of Common Stock will be issued and outstanding upon consummation of the transactions contemplated hereby, in each case free and clear of any Lien, limitation on voting rights, encumbrance, equity or adverse interest of any nature, other than Permitted Liens and the restrictions, if any, set forth in the Shareholders Agreement. On the Closing Date and after giving effect to the consummation of the transactions contemplated by the Documents, the Equity Interests of the Company and its Subsidiaries are owned by the Persons listed on
SCHEDULE 3.1 in the amounts set forth thereon. The outstanding Equity Interests or other securities evidencing equity ownership of the Company in each of its Subsidiaries is owned, in each case, free and clear of any Lien (other than Permitted Liens), limitation on voting rights, encumbrance, equity or adverse interest of any nature. All of the outstanding Equity Interests of the Company and each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. Except for the shares of capital stock of each of the Company's Subsidiaries or as set forth on SCHEDULE 3.1, the Company does not own any capital stock or any other securities of any corporation, nor does it have any Equity Interest in any firm, partnership, association or other entity.

         (c) On the Closing Date, the Securities will be duly authorized and validly issued, will be fully paid and nonassessable and will not have been issued in violation of, and, except as set forth on SCHEDULE 3.1 will not be subject to, any preemptive or similar rights. Except as set forth on SCHEDULE 3.1, there are no outstanding (i) securities convertible into or exchangeable for any Equity Interests of any of the Companies, (ii) options, warrants or other rights to purchase or subscribe to Equity Interests of any of the Companies or securities convertible into or exchangeable for Equity Interests of any of the Companies, (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any Equity Interests of any of the Companies, any such convertible or exchangeable securities or any such options, warrants or rights or (iv) voting trusts, agreements, contracts, commitments, understandings or arrangements with respect to the voting of any of the Equity Interests of any of the Companies.

         (d) Except for the Registration Rights Agreement and as set forth on
SCHEDULE 3.1, none of the Companies has entered into an agreement to register its securities under the Securities Act. Except for this Agreement and as set forth on SCHEDULE 3.1 hereto, none of the Companies has entered into any agreement to issue, purchase or sell any of its securities.

         (e) There are no securities of the Company registered under the Exchange Act or listed on a national securities exchange registered under
Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

3.2      NO VIOLATION OR CONFLICT, NO DEFAULT


         (a) Neither the execution, delivery or performance of this Agreement, the Securities, the Acquisition Agreements, the Senior Credit Agreement, the Registration Rights Agreement, the Warrant Agreement or any of the other Documents by the Company nor the compliance with its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby and thereby, nor the issuance, sale or delivery of the Securities will:

                  (1) violate any provision of the Charter Documents of any of the Companies;

                  (2) violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority or body to which any of the Companies or any of their respective properties may be subject except where such violation would not have a Material Adverse Effect;

                  (3) permit or cause the acceleration of the maturity of any debt or obligation of any of the Companies; or

                  (4) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any property of any of the Companies under, any mortgage, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement to which any of the Companies is a party or by which any of the Companies (or their respective properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

         (b) None of the Companies is in default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold.

3.3      USE OF PROCEEDS

         The net proceeds from the sale of the Securities hereunder will be used solely to pay the purchase price for the PCI Acquisition, to pay the fees and expenses associated with the PCI Acquisition and to refinance certain existing Indebtedness of the Companies.

3.4      NO MATERIAL ADVERSE CHANGE; FINANCIAL STATEMENTS

         (a) The balance sheets and the related statements of income and of cash flows of PCI for fiscal year 1997 and fiscal year 1998 audited by Ernst & Young, LLP are complete and correct and present fairly the financial condition of PCI and its Subsidiaries as of such dates and the balance sheets and the related statements of income and of cash flows of the Company, for fiscal year 1997 and fiscal year 1998 audited by Arthur Andersen, L.L.P. are complete and correct and present fairly the financial condition of the Company and its Subsidiaries as of such dates (collectively, the "AUDITED FINANCIAL STATEMENTS"). Additionally, monthly working capital detail for the trailing twelve months, the Company-prepared pro forma (the "PRO FORMA") balance sheets of the Company and the six-year projections (the "PROJECTIONS") have been prepared in good faith based upon reasonable assumptions and represent the Company's best estimate of future results. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

         (b) Except as set forth in SCHEDULE 2.11, since December 31, 1998, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

3.5      FULL DISCLOSURE

         All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Company or any of its Subsidiaries to the Purchasers or any Holder for purposes of or in connection with this Agreement or any other Document, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no material fact known to the Company that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and written statements furnished to the Purchasers for use in connection with the transactions contemplated hereby (including information disclosed in all financial statements and all footnotes attached thereto).

3.6      THIRD PARTY CONSENTS

         Neither the nature of the Company nor of any of their businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Securities at the Closing nor the performance by the Company of their other obligations hereunder or under, or the consummation of the transactions contemplated by, the Securities, the Acquisition Agreements, the Senior Credit Agreement, the Registration Rights Agreement, the Warrant Agreement or any other Document, as the case may be, is such as to require a consent, approval or authorization of, or notice to, or filing, registration or qualification with, any governmental authority or other Person on the part of the Company as a condition to the execution and delivery of this Agreement, the Acquisition Agreements, the Senior Credit Agreement, the Registration Rights Agreement, the Warrant Agreement or any of the other Documents or the offer, issuance, sale or delivery of the Securities at the Closing other than such consents, approvals, authorizations, notices, filings, registrations or qualifications which shall have been made or obtained on or prior to the Closing Date (and copies of which will be delivered to the Purchasers) and such filings under Federal and state securities laws which are permitted to be made after the Closing Date and which the Company hereby agrees to file within the time period prescribed by applicable law.

3.7      NO VIOLATION OF REGULATIONS OF BOARD OF GOVERNORS OF FEDERAL RESERVE
SYSTEM

         None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System.

3.8      PRIVATE OFFERING

         Assuming the truth and correctness of the representations and warranties set forth in SECTION 4 hereof, the sale of the Securities hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Securities, no form of general solicitation or general advertising was used by any of the Companies or their respective representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         The Purchasers are the sole purchasers of the Securities. Except as set forth on SCHEDULE 3.8, no securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof. None of the securities issued within such six-month period could be integrated with the issuance of the Securities as a single offering for purposes of the Securities Act, and the Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Securities, or any portion of them, if such offer or sale might bring the issuance and sale of the Securities to any Purchaser hereunder within the provisions of Section 5 of the Securities Act nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto, with anyone if the sale of the Securities and any such securities could be integrated as a single offering for the purposes of the Securities Act, including without limitation Regulation D thereunder. It is not necessary, in connection with the transactions contemplated hereby, to qualify an indenture under the Trust Indenture Act of 1939, as amended.

3.9      GOVERNMENTAL REGULATIONS

         None of the Companies is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or to any Federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money or consummate the transactions contemplated hereby and by the other Documents.

3.10     BROKERS

         Except as disclosed to the Purchasers, none of the Companies has dealt with any broker, finder, commission agent or other such intermediary in connection with the sale of the Securities and the transactions contemplated by this Agreement and the other Documents, and none of the Companies is under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

         The Company agrees to indemnify and hold the Holders harmless from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations in connection with or relating to any broker's or finder's fees or commission or similar payment in connection with such transactions, except with respect to such fees or commissions incurred by any Purchaser for its account, so long as the Company receives notice of any such action, suit, claim, etc., reasonably promptly after the Holders become aware thereof; provided that the failure to give such notice as provided in this sentence shall not relieve the Company of its obligations under this sentence except to the extent, and only to the extent, that the Company is materially prejudiced by such failure to give notice (as determined by a court of competent jurisdiction in a final nonappealable judgment).

3.11     SOLVENCY

         The fair saleable value of the Company's and each of its Subsidiaries' assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Agreement. Neither the Company nor any of its Subsidiaries (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Agreement, debts beyond its ability to pay such debts as they become due.

3.12     REPRESENTATIONS AND WARRANTIES

         (a) To the best knowledge of the Company after due inquiry, all representations and warranties (and the related schedules) of the Company contained in the PCI Acquisition Agreement, the Registration Rights Agreement, the Warrant Agreement, the Senior Credit Agreement and the other Documents, each in the form as in effect on the date hereof without amendment or waiver, shall be deemed to constitute representations and warranties of the Company under this Agreement with the same force and effect as the representations and warranties expressly set forth herein. Such representations and warranties are true and correct on the date hereof, in all material respects, and will be true and correct as of the Closing Date, in all material respects, as if made at and as of such date, both before and after the consummation of the PCI Acquisition, and are hereby incorporated by reference herein as if made hereby by the Company to the Purchasers. Unless otherwise defined herein, for purposes of this SECTION 3.12, the definitions contained in the Senior Credit Agreement, the Registration Rights Agreement, the Warrant Agreement, the Acquisition Agreements and any other Documents (insofar as they relate to the representations and warranties incorporated herein) are hereby incorporated by reference herein and made a part hereof.

         (b) There exist no material defaults with respect to the Acquisition Agreements nor any basis for the exercise by any party thereto of any rights of cancellation or rescission or any material rights of offset.

3.13     LITIGATION

         Except as set forth in SCHEDULE 3.13, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Documents or any Note or any of the transactions contemplated hereby, or (b) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         (d) To the best knowledge of the Company and its Subsidiaries, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, under any Environmental Law to which the Company or any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

         (f) To the best knowledge of the Company and its Subsidiaries, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company and its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

3.17     ERISA

         Except as set forth in SCHEDULE 3.17, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

3.18     INTELLECTUAL PROPERTY

         SCHEDULE 3.18 hereto contains a complete and accurate list of (i) all of the Company's and its Subsidiaries' intellectual property which is the subject of a registration or application or constitutes material unregistered copyrights or trademarks and (ii) all license agreements to which the Company or its Subsidiaries is a party or by which they are bound relating to intellectual property, whether as the licensee or licensor thereunder. The Companies own or possess adequate licenses or other rights to use all trademarks, service marks, trade names, copyrights, and know-how necessary to conduct the business now conducted by the Companies and, none of the Companies has received any notice of infringement of or conflict with (or knows of such infringement of or conflict with) asserted rights of others with respect to trademarks, service marks, trade names, copyrights, or know-how which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect. The Company does not in the conduct of its business as now conducted, infringe or conflict with any right of any third party, known to the Company, where such infringement or conflict could reasonably be expected to result in any Material Adverse Effect.

3.19     COMPLIANCE WITH LAWS

         The Company and each of its Subsidiaries has obtained and has maintained in good standing any licenses, permits, consents and authorizations required to be obtained by it under all laws or regulations relating to its business (collectively, the "Laws"), except as to any of the foregoing the absence of which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect, and any such licenses, permits, consents and authorizations remain in full force and effect, except as to any of the foregoing the absence of which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with the Laws in all material respects, and there is no pending or, to the Company's or any of its Subsidiaries' knowledge, threatened, action or proceeding against the Company or any of its Subsidiaries under any of the Laws, other than any such actions or proceedings which, individually or in the aggregate, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

3.20     CONSUMMATION OF ACQUISITIONS

         The Acquisitions have been duly consummated in accordance with the terms of the Acquisition Agreements without amendment or waiver of any material term or provision thereof. True and correct copies of the Acquisition Agreements have been delivered to each Purchaser pursuant to SECTION 2.1(j). The Company is not in default under either of the Acquisition Agreements or under any instrument or document to be delivered in connection therewith. All of the transactions engaged in by the Company and its Affiliates as part of the Acquisitions were legal and valid and in compliance with all applicable law.

3.21     INDEBTEDNESS

         After giving effect to the Acquisitions and the transactions contemplated thereby, other than the Seller Notes, the Retention Bonus Pool, the Notes, the Indebtedness described on SCHEDULE 3.21 and the Senior Credit Agreement and the notes issued pursuant thereto, none of the Companies (i) is a party to any loan or similar agreement, (ii) has any notes, bonds, debentures or other evidences of Indebtedness outstanding nor (iii) has guaranteed the obligations or liabilities of any Person.

3.22      INVESTMENTS

          None of the Companies has any Investments, other than Investments in their respective Subsidiaries and Permitted Investments.

3.23      INSURANCE

          SCHEDULE 3.23 hereto lists all material insurance policies insuring, and all material performance bonds issued in favor of, any of the Companies, specifying (a) the name of the insurer or bonding company, (b) the risk insured or bonded, (c) the limits of coverage, (d) the deductible, if any, (e) the premium (including any proposed premium increases known to any of the Companies), (f) any notice of cancellation or nonrenewal received by any of the Companies and (g) the date through which coverage will continue by virtue of premiums already paid.

3.24      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          All of the Company's representations and warranties hereunder and under the Registration Rights Agreement and the Warrant Agreement shall survive the execution and delivery of the same, any investigation by any Purchaser and the issuance of the Securities.

3.25      CONSULTING AGREEMENTS

          SCHEDULE 3.25 hereto lists and attaches all management, consulting or similar agreements or arrangements between any of the Companies, on the one hand, and the Sponsors and/or their Affiliates, on the other hand (collectively "CONSULTING AGREEMENTS").

3.26      YEAR 2000 COMPLIANCE

          The Company has (i) initiated a review and assessment of all areas within the Company's and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Company believes that all computer applications of the Company that are material to its or any of its Subsidiaries' business and operations are or are scheduled to be Year 2000 Compliant prior to January 1, 2000 and is not aware of any Year 2000 Problem that could reasonably be expected to have a Material Adverse Effect.

SECTION 4.    REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF EACH PURCHASER

          Each Purchaser (as to itself only) and each Account Manager (as to the managed accounts of Purchasers) represents and warrants to the Company that:

4.1       PURCHASE FOR OWN ACCOUNT

          Such Purchaser or such Account Manager is purchasing the Securities to be purchased by it solely for its own account (or in the case of Account Managers, on behalf of managed accounts) and not as nominee or agent for any other person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Securities pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

4.2       ACCREDITED INVESTOR

          Such Purchaser or such Account Manager is knowledgeable, sophisticated and experienced in business and financial matters; it has previously invested in securities similar to the Securities and it acknowledges that the Securities have not been registered under the Securities Act and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it (or, in the case of an Account Manager, the managed account on behalf of which the Account Manager is acting) is able to bear the economic risk of its investment in the Securities and is presently able to afford the complete loss of such investment; it (or, in the case of an Account Manager, the managed account on behalf of which the Account Manager is acting) is an "accredited investor" as defined in Regulation D promulgated under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account; and it has been afforded access to information about each of the Companies and their financial condition and business sufficient to enable it to evaluate its investment in the Securities.

4.3       AUTHORIZATION

          Each Purchaser has taken all actions necessary to authorize it (or, in the case of an Account Manager, such Account Manager is duly authorized by the managed account for which it is acting) (i) to execute, deliver and perform all of its obligations under this Agreement, (ii) to perform all of its obligations under the Securities and (iii) to consummate the transactions contemplated hereby and thereby. This Agreement is a legally valid and binding obligation of each Purchaser enforceable against it in accordance with its terms, except for
(a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by Federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

4.4       ACCESS TO INFORMATION

          Each Purchaser has had an opportunity to discuss the Companies' business, management and financial affairs with each Company's respective management and has had the opportunity to review financial and other information related to the Companies.

4.5       SECURITIES RESTRICTED

          Each Purchaser acknowledges that the Securities have not been and, except as otherwise provided in the Registration Rights Agreement, will not be registered under the Securities Act and are being issued in a transaction that is exempt from the registration requirements of the Securities Act. Each Purchaser understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

          No transfer or sale (including, without limitation, by pledge or hypothecation) of Securities by any Holder which is otherwise permitted hereunder, other than a transfer or sale to the Company, shall be effective unless such transfer or sale is made (A) pursuant to an effective registration statement under the Securities Act and a valid qualification under applicable state securities or "blue sky" laws or (B) without such registration or qualification as a result of the availability of an exemption therefrom, and, if reasonably requested by the Company, counsel for such Holder shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from the registration requirements of the Securities Act; provided, however, that with respect to transfers by Holders to their Affiliates, no such opinion shall be required. A transfer made by a Holder which is a state-sponsored employee benefit plan to a successor trust or fiduciary pursuant to a statutory reconstitution shall be expressly permitted and no opinions of counsel shall be required in connection therewith.

4.6       PLEDGE OF SECURITIES

          Notwithstanding anything to the contrary in this Section 4.6, each Holder shall be permitted to pledge the Securities held by it to a trustee for the benefit of secured noteholders pursuant to documents relating to the financing of such Holder. If reasonably requested by the Company, counsel for any Holder pledging Securities pursuant to this SECTION 4.6 shall furnish the Company with an opinion, reasonably satisfactory in form and substance to the Company, that, in connection with any such pledge, no registration under the Securities Act or valid qualification under applicable state securities or "blue sky" law is required because of the availability of an exemption from the registration requirements of the Securities Act.

4.7       PRIORITY OF NOTES

          Purchasers acknowledge that, as of the Closing Date, the Indebtedness evidenced by the Seller Notes and the Retention Bonus Pool is not contractually subordinated to the Indebtedness evidenced by this Agreement and the Notes.

SECTION 5. COVENANTS

          The Company hereby covenants to the Holders of outstanding Securities and agrees that it will comply, and will cause each of its Subsidiaries to comply with such of the following as are applicable to it or them as follows:

5.1       PAYMENT OF NOTES, SATISFACTION OF OBLIGATIONS

          So long as any of the Notes remain unpaid and outstanding, the Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. All payments by the Company shall be made without deduction, defense, setoff or counterclaim in same day funds and delivered to Holder by wire transfer to the Purchaser's account set forth on SCHEDULE 1.1 hereto or to such other place as the Holder may direct from time to time by written notice to the Company. To the extent lawful, the Company shall pay interest (including interest accruing after the commencement of any proceeding under any Bankruptcy Law) on all unpaid amounts outstanding under the Notes (including overdue installments of principal or interest) at a rate equal to 14% per annum, compounded quarterly. The obligations of the Company under this Section 5.1 are subject to the subordination provisions of
Section 8 hereof, but any failure to perform such obligations as a result of such subordination provisions shall in any event constitute an Event of Default hereunder.

5.2       FINANCIAL STATEMENTS AND REPORTS

          (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such year, such consolidated statements shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Holders, and shall set forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Company, a company-prepared consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such period and related company-prepared statements of income and of cash flows for the Company and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments);

          (c) MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within thirty (30) days after the end of each month of the Company (other than at the end of a fiscal quarter, in which case 45 days after the end thereof), a company-prepared consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such period and related company prepared statements of income and of cash flows for the Company and its consolidated Subsidiaries for such monthly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments); and

          (d) ANNUAL BUDGET PLAN. As soon as available, but in any event within forty-five (45) days after the end of each fiscal year, a copy of the detailed annual budget or plan of the Company for the next fiscal year on quarterly basis, in form and detail reasonably acceptable to the Required Holders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 10.3.

5.3       CERTIFICATES; OTHER INFORMATION

          The Company shall deliver to the Holders:

          (a) concurrently with the delivery of the financial statements referred to in SECTION 5.2(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in SECTIONS 5.2(a) and 5.2(b) above, a certificate of a Principal Officer stating that, to the best of such Principal Officer's knowledge, the Company and each of its Subsidiaries during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Principal Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Sections 5.9 and 5.12 as of the last day of such period;

          (c) within thirty (30) days after the same are sent, copies of all material financial reports (other than those otherwise provided pursuant to Section 5.2 and those which are of a promotional nature) and other financial information which the Company sends to its shareholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the

Company may make to, or file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (d) within ninety (90) days after the end of each fiscal year of the Company, a certificate containing information regarding the amount of all Asset Sales and all issuances of Indebtedness or Equity Securities that were made during the prior fiscal year and amounts received in connection with any Recovery Event during the prior fiscal year;

          (e) promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Company or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person;

          (f) promptly, such additional financial and other information as the Required Holders, may from time to time reasonably request.

5.4       LIMITATION ON RESTRICTED PAYMENTS

          (a) Subject to SECTION 5.4(b), so long as any of the Notes remain unpaid and outstanding, the Company shall not, and shall not cause or permit any of its Subsidiaries to,

                    (i) declare or pay any dividends, either in cash or property, on, or make any distribution to the holders (as such) in respect of, any class of Equity Interest in the Company or any of its Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or its Subsidiaries or dividends or distributions payable to the Company);

                    (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries or any other Affiliate of the Company;

                    (iii) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness (other than the Notes) that is PARI PASSU with or subordinated to the Notes;

                    (iv) make any payments of principal of, interest on or premium or redemption fees (if any) with respect to the Seller Notes or the Retention Bonus Plan or on account of any indemnities, fees or expenses related thereto;

                    (v) make any payments with respect to any of the Consulting Agreements; or

                    (vi) make any Investment, other than Permitted Investments (all such payments and other actions set forth in clauses (i) through (vi) hereof being collectively referred to as "Restricted Payments").

          (b) The foregoing provision will not prohibit the following Restricted
Payments:

                    (i) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment, the defeasance, redemption, repurchase or prepayment of PARI PASSU or subordinated Indebtedness with the net proceeds from the issuance of Equity Interests (other than Disqualified Stock);

                    (ii) so long as (1) no default or event of default with respect to the Senior Indebtedness shall have occurred and be continuing or would occur as a consequence of such Restricted Payment,
          (2) no Default or Event of Default pursuant to clause (a) or (b) of
          SECTION 7.1 shall have occurred and be continuing, and (3) no Indefinite Blockage Period or Payment Blockage Period is then in effect (A) the regularly scheduled payments of accrued interest on the Seller Notes and (B) the amount owing in respect of the Retention Bonus Plan in an aggregate amount not to exceed $1,200,000 in any fiscal year of the Company; notwithstanding the foregoing, if the Company shall have been prohibited from making payments owing in respect of the Retention Bonus Plan as a result of the foregoing provisions, then, so long as none of the foregoing provisions shall have occurred or be continuing or would result therefrom, the Company may pay any amounts past due with respect to the Retention Bonus Plan at such time as none of the conditions set forth in the foregoing clauses (1), (2) or (3) exists;

                    (iii) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment, dividends paid or distributions made in respect of Equity Interests with the net proceeds of the issuance of Equity Interests (other than Disqualified Stock);

                    (iv) dividends paid or distributed by any Wholly-Owned Subsidiary of the Company to its direct parent;

                    (v) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment, subject to the Change in Control provisions of this Agreement, the purchase or redemption of Common Stock with the net proceeds from the issuance of Equity Interests (other than Disqualified Stock);

                    (vi) Intercompany Indebtedness to the extent permitted by clause (b)(iv) of SECTION 5.5;

                    (vii) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment, the purchase or redemption by the Company of all or any portion of the Common Stock held by an executive officer of the Company; PROVIDED such purchase or redemption is approved by the Board of Directors of the Company in good faith and the aggregate amount of purchase consideration for any and all such purchases does not exceed $2,000,000 in the aggregate (including cash and the principal amount of any Indebtedness of the Company or any of its Subsidiaries incurred to purchase such Common Stock) whenever made at any time after the Closing Date;

                    (viii) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment, the acquisition of all or a majority of the Capital Stock or other ownership interest in any Person (in a similar or related line of business and which has earnings before interest, taxes, depreciation and amortization for the prior four fiscal quarters in an amount greater than $0) or all or a substantial portion of the assets, property and/or operations of a Person (in a similar or related line of business and which had earnings before interest, taxes, depreciation and amortization for the prior four fiscal quarters in an amount greater than $0); PROVIDED that (1) the aggregate consideration paid by the Company and its Subsidiaries does not exceed, in the aggregate, $1,000,000 for any single acquisition or $2,500,000 in the aggregate for all such acquisitions in any fiscal year; and (2) after giving effect to any such acquisition availability under the Senior Revolver Debt is not less than $3,000,000 (excluding any availability under any swingline or overadvance facility); and

                    (ix) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment, an Approved Use of Proceeds; PROVIDED that, such Approved Use of Proceeds is completed on or before January 13, 2003, and, at the time and after giving effect to such Approved Use of Proceeds and any Indebtedness incurred or anticipated to be incurred in connection therewith, including any Acquired Indebtedness, the Company shall be able to incur at least $1.00 of additional Indebtedness pursuant to SECTION 5.5(a);

                    (x) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment, the purchase, redemption, defeasance, acquisition or retirement for value of the Operating Leases set forth on SCHEDULE 5.5(b); PROVIDED, that the total amount paid by Company and its Subsidiaries, on a consolidated basis, with respect to such purchase, redemption, defeasance, acquisition or retirement does not exceed the amounts set forth on SCHEDULE 5.5(b), and such purchase, redemption, defeasance, acquisition or retirement is consummated before the amounts payable with respect to such purchase, redemption, defeasance, acquisition or retirement are determined by reference to fair market value; and

                    (xi) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payments, the defeasance, redemption or repurchase of Indebtedness listed on SCHEDULE 3.21 or Indebtedness permitted by clause (b)(vi) of SECTION 5.5; PROVIDED that, in the event such defeasance, redemption or repurchase is made with the net proceeds of an incurrence of Permitted Refinancing Indebtedness, any Lien securing such Permitted Refinancing Indebtedness shall not extend to or cover any asset of the Company or any of its Subsidiaries other than the assets securing the Indebtedness so refinanced, renewed, replaced, defeased or refunded, and; provided further that in the event such defeasance, repurchase or redemption is made from the proceeds of an issuance of Equity Interests, such Equity Interests are not Disqualified Stock;

                    (xii) Investments in Hedging Obligations to the extent permitted by SECTION 5.5(b);

                    (xiii) so long as no Event of Default has occurred and is continuing, payment of management fees pursuant to the Consulting Agreements in an aggregate amount not to exceed $600,000 in any fiscal year of the Company; and

                    (xiv) Investments in addition to the Investments permitted by clauses (i) through (xiii) of this SECTION 5.4(b), in an aggregate amount not to exceed $110,000.

5.5       LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED
          STOCK

          (a) So long as any of the Notes remain unpaid and outstanding, the Company will not, and will not permit any of its Subsidiaries (including without limitation, upon the creation or acquisition of such Subsidiary) to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "INCUR") any Indebtedness or issue any Disqualified Stock provided that the Company and its Subsidiaries may, in connection with an Approved Use of Proceeds, incur additional Senior Indebtedness at any time on or before January 13, 2003, if:

                    (i) no Default or Event of Default shall have occurred and be continuing at the time or would occur as a consequence of the incurrence of such Indebtedness;

                    (ii) (1) The Leverage Ratio of the Company, on a Consolidated basis, for the period of twelve (12) consecutive months ending on the last day of the month immediately preceding the date such Indebtedness is to be incurred and for which the Holders have received the financial information required by clause (b) of SECTION 5.2 is not greater than 4.75 to 1.00.

                              (2) The Senior Leverage Ratio of the Company, on a
                    Consolidated basis, for the period of twelve (12) consecutive months ending on the last day of the month immediately preceding the date on which such Indebtedness is to be incurred and for which the Holders have received the financial information required by clause (b) of SECTION 5.2 is not greater than 4.00 to 1.00.

                    (iii) provided, that each of the immediately preceding clauses (1) and (2) shall be determined on a pro forma basis after giving effect to the proposed Approved Use of Proceeds, the earnings of the Company and the Acquisition Target (if applicable), the incurrence of any Acquired Indebtedness and the incurrence of such Senior Indebtedness, as if such Senior Indebtedness had been incurred at the beginning of such twelve month period, all calculated and determined to the mutual satisfaction and agreement of the Company and Required Holders.

          (b)       The foregoing limitations will not apply to:

                    (i) the incurrence by the Company of Indebtedness under the Senior Credit Agreement in an aggregate principal amount at any one time outstanding (including loans, the nominal amount of outstanding letters of credit and all unused commitments) not to exceed

          (1) $15,000,000 of Senior Revolver Debt, (2) $112,500,000 of Senior
          Term Debt, and (3) $12,750,000 of Senior Revolver Debt or Senior Term Debt, or any combination thereof which does not exceed $12,750,000, in each case with respect to this clause (i) of SECTION 5.5(b), less the aggregate amount of any permanent reductions of commitments with respect to the Senior Revolver Debt or the Senior Term Debt or repayments of the Senior Term Debt under the Senior Credit Agreement (including those required pursuant to SECTION 5.8 hereof);

                    (ii) the incurrence by the Company of the Indebtedness represented by the Notes;

                    (iii) the incurrence by the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company referred to in clause (b)(i), (b)(ii) or
          (b)(vi) of this SECTION 5.5;

                    (iv) intercompany Indebtedness among the Company and its Wholly-Owned Subsidiary Guarantors; provided, however, that the obligations of each obligor in respect of such Indebtedness shall be unsecured and subordinated to the obligations of the Company hereunder and under the Notes to no less an extent as such obligations under the Notes are subordinated to Senior Indebtedness and that the disposition, pledge or transfer of such Indebtedness to a Person other than a Wholly-Owned Subsidiary Guarantor and the occurrence of any event pursuant to which such Wholly-Owned Subsidiary Guarantor is no longer a Wholly-Owned Subsidiary Guarantor shall each constitute an incurrence of Indebtedness that is not permitted by this clause (iv);

                    (v) Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Agreement to be outstanding;

                    (vi) The incurrence by the Company and its Subsidiaries of Indebtedness in addition to the Indebtedness permitted by clauses (i) through (v) of this SECTION 5.5(b), which is either (1) unsecured and incurred for borrowed money, (2) a Capitalized Lease Obligation or (3) Purchase Money Indebtedness; PROVIDED that the aggregate amount outstanding at any time with respect to the foregoing clauses (1),
          (2) and (3) which, together with the aggregate amount outstanding with respect to the Indebtedness listed on SCHEDULE 3.21 does not exceed $1,500,000, provided, however that notwithstanding the foregoing, the Operating Leases set forth on SCHEDULE 5.5(b) may be converted into Capital Leases or other Indebtedness otherwise permitted under this clause (vi) of this SECTION 5.5 or purchased at such time as the Company may elect;

                    (vii) The incurrence by the Company of the Indebtedness represented by the Seller Notes;

                    (viii) The incurrence by the Company of the Indebtedness represented by the Retention Bonus Plan; and

         (ix) the incurrence by the Company of Indebtedness with respect to documentary letters of credit for the purchase of goods and other merchandise (but not under standby, direct pay or other letters of credit, except for the letters of credit issued pursuant to the Senior Credit Agreement) generally in an aggregate amount not to exceed $250,000 at any time.

5.6      LIMITATION ON TRANSACTIONS WITH AFFILIATES

         Except for those transactions contemplated by the agreements set forth on SCHEDULE 5.6 and except as permitted in clause (b) of the definition of Permitted Investments, the Company shall not and shall not permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of any of its properties or assets to or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, an Affiliate (an "AFFILIATE TRANSACTION"), unless such Affiliate Transaction is upon fair and reasonable terms, set forth on SCHEDULE 5.6 or otherwise fully disclosed in writing to the Holders and on terms and conditions substantially as favorable to the Company or such Subsidiary as those that could have been obtained in a comparable arm's-length transaction by the Company or such Subsidiary with an unrelated Person.

5.7      RESTRICTIONS ON LIENS

         So long as any of the Notes remain unpaid and outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist any Liens upon any assets of the Company or any such Subsidiaries or any shares of capital stock of such Subsidiaries, in each case now owned or hereafter acquired; provided, however, that this SECTION 5.7 shall not prohibit the creation or continuing existence of any Permitted Lien.

5.8      LIMITATION ON SALE OF ASSETS

         So long as any of the Notes remain unpaid and outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale unless: (i) no Default or Event of Default exists and is continuing or is created by such disposition and (ii) in the case of any Asset Sale involving (A) assets for Net Proceeds (whether in cash or property) in excess of $500,000 or with a fair market value in excess of $500,000 or (B) assets for Net Proceeds (whether in cash or property) or with a fair market value (when aggregated with the Net Proceeds or fair market value of all other assets subject to any Asset Sales during the same fiscal year) in excess of $750,000.

         (1) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of such assets (as determined in good faith by the Board of Directors of the Company or such Subsidiary and evidenced by a resolution set forth in a certificate of a Principal Officer, including as to the value of all noncash consideration or, in the case of any sale of an asset with a fair market value less than $500,000, as determined in good faith by a Principal Officer of the Company);

         (2) at least 75% of the consideration therefor received by the Company or such Subsidiary, as the case may be, shall be in the form of cash; provided, however, that for the purposes of this clause (2), the following are deemed to be cash: (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Subsidiary that are assumed by the transferee in connection with the Asset Sale (other than liabilities that are incurred in connection with or in anticipation of such Asset Sale); and (y) securities received by the Company or such Subsidiary from such transferee that are immediately converted into cash at the face amount or fair market value thereof by the Company or such Subsidiary; and

         (3) upon the consummation of an Asset Sale, the Company or such Subsidiary shall apply the Net Proceeds (it being understood that the entire Net Proceeds and not just the portion in excess of the amounts set forth in subclauses (A) and (B) of clause (ii) above shall be subject to this subsection
(3)) of such Asset Sale within 270 days of the consummation of an Asset Sale (the "COMMITMENT DATE") either: (x) to prepay any outstanding Senior Indebtedness in accordance with the applicable provisions thereof (with a permanent reduction in amounts available to be borrowed thereunder) or, after all Senior Indebtedness is paid in full, to prepay the Notes or (y) to reinvest in Productive Assets. Any Net Proceeds from an Asset Sale which are not applied or reinvested as provided in this clause (3) of SECTION 5.8 constitute excess proceeds ("EXCESS NET PROCEEDS") and shall be held in Cash or Cash Equivalents.

         When the aggregate amount of Excess Net Proceeds exceeds $500,000, the Company shall promptly make an offer (the "ASSET SALE OFFER") to all Holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Net Proceeds, at an offer price in cash in an amount (the "ASSET SALE OFFER PRICE") equal to the percentages of principal set forth below (if the Asset Sale Date occurs during the twelve-month period commencing on July 13 of the year set forth below), plus accrued and unpaid interest thereon to the Asset Sale Date:


                                                    % of Principal Amount
                                                    ---------------------
                  1999                                       105%
                  2000                                       104%
                  2001                                       103%
                  2002                                       102%
                  2003                                       101%
                  2004 and thereafter                        100%

         If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Net Proceeds, the Company shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Net Proceeds shall be reset at zero. The obligations of the Company to repurchase the Notes shall be subject to the subordination provisions of SECTION 8 hereof, but any failure to make such repurchase as a result of such subordination shall in any event constitute an Event of Default hereunder.

         Simultaneously with the making of such Asset Sale Offer, the Company shall provide the Holders with a certificate of a Principal Officer setting forth the Asset Sale Offer Price, the Asset Sale

Date and the calculations used in determining the amount of Excess Net Proceeds to be applied to the repurchase of the Notes.

         If the date on which the Asset Sale Offer closes (the "ASSET SALE DATE") is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Sale Offer.

         Notice of any Asset Sale Offer shall be mailed by the Company to each Holder at its last registered address. The Asset Sale Offer shall remain open from the time of mailing until 20 business days thereafter, and no longer, unless a longer period is required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (1) that the Asset Sale Offer is being made pursuant to this SECTION
5.8 and that Notes will be accepted for payment either (A) in whole or (B) in part in integral multiples of $1,000;

         (2) the Asset Sale Offer Price and the Asset Sale Date;

         (3) that any Note not tendered will continue to accrue interest;

         (4) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Date (so long as the Company does not default in its obligation to promptly pay the Asset Sale Offer Price);

         (5) that Holders electing to have a Note purchased pursuant to the Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, at the address specified in the notice prior to the close of business on the Asset Sale Date;

         (6) that Holders will be entitled to withdraw their election on the terms and subject to the conditions set forth in the notice;

         (7) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

         On the Asset Sale Date, the Company shall (i) accept for payment all Notes or portions thereof validly tendered pursuant to the Asset Sale Offer and
(ii) promptly thereafter mail or deliver to Holders of Notes accepted for purchase payment in the amount equal to the aggregate Asset Sale Offer Price for such Notes, and the Company shall execute and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. The Company will notify the Holders of the results of the Asset Sale Offer on the Asset Sale Date.

         The provisions of this SECTION 5.8 shall not apply to any Asset Sale by Senior Bank (i) in judicial proceedings to foreclose upon any assets of the Company and its Subsidiaries or (ii) pursuant to an exercise of any right under applicable law or applicable Security Documents to take ownership of any such assets in lieu of foreclosure.

5.9      LIMITATION ON CONSOLIDATED CAPITAL EXPENDITURES

         So long as any of the Notes remain unpaid and outstanding, Consolidated Capital Expenditures of the Company and its Subsidiaries which shall not include the conversion of Operating Leases to Capital Leases or other Indebtedness as permitted by clause (b)(x) of SECTION 5.4, as of the end of any fiscal year of the Company shall be less than or equal to the amount set forth below during the periods set forth below:

                   Period                                   Amount
                   ------                                   ------
               Fiscal Year 1999                            $10,000,000
               Fiscal Year 2000                            $ 9,775,000
               Fiscal Year 2001 and                        $ 8,625,000
                each fiscal year thereafter

5.10     LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
         SUBSIDIARIES

         So long as any of the Notes remain unpaid and outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company, (b) make loans or advances to the Company, (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under or contemplated by this Agreement and the Senior Credit Agreement; (ii) any restrictions, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the date hereof, in existence at the time such Person becomes a Subsidiary of the Company (so long as such restrictions are not created in anticipation of such Person becoming a Subsidiary of the Company); (iii) with respect to clause (c) above only, any restrictions existing under Capital Lease Obligations, Purchase Money Indebtedness or Indebtedness secured by Permitted Liens (provided that, in each case, such prohibition shall only relate to the assets which are subject to such Capital Lease Obligations or which secure such Indebtedness and the proceeds therefrom); or (iv) any restrictions existing under any agreement that refinances or replaces the agreements containing the restrictions in the foregoing clauses (i), (ii) and (iii); provided, that the terms and conditions of any such restrictions are no more restrictive than those under or pursuant to the agreement evidencing the Indebtedness refinanced.

5.11     CHANGE OF CONTROL

         (a) CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Company shall give each Holder prompt, and in any event within 10 Business Days of the occurrence of the Change of Control (the "CHANGE OF CONTROL DATE"), notice describing in reasonable detail the nature of the Change of Control, offering to each Holder the right to require the Company to repurchase all or any part of such Holder's Notes (the "CHANGE OF CONTROL OFFER") at a purchase price equal to (i) if such Change of Control is the result of the sale, conveyance, lease or sublease, transfer or other disposition, of all or substantially all of the assets of the Company or sale, conveyance, lease or sublease, transfer or other disposition (including any transaction of merger or consolidation), of a majority of Equity Interest of the Company, 102% of the principal amount of the Notes, together with unpaid interest thereon to the date of repurchase if such Change of Control occurs prior to July 13, 2001 and 100% of the principal amount of the Notes, together with unpaid interest thereon to the debt of repurchase if such Change of Control occurs after July 13, 2001 and
(ii) otherwise, the percentages of principal set forth below (if the Change of Control occurs during the twelve-month period commencing on July 13 of the year set forth below), together with accrued and unpaid interest to the date of repurchase (the "CHANGE OF CONTROL OFFER PRICE").

                                                   % of Principal Amount
             1999                                                105%
             2000                                                104%
             2001                                                103%
             2002                                                102%
             2003                                                101%
             2004 and thereafter                                 100%

         The obligation of the Company to repurchase Notes pursuant to the Change of Control Offer is subject to the subordination provisions of SECTION 8 hereof, but any failure to make such repurchase as a result of such subordination provisions shall in any event constitute an Event of Default hereunder.

         (b) PROCEDURE. The notice of a Change of Control Offer shall state a date not less than 30 days nor more than 60 days after the date of mailing of such notice by the Company for repurchase of the Notes pursuant to the Change of Control Offer (the "CHANGE OF CONTROL PAYMENT DATE"). The notice, which shall govern the terms of the Change of Control Offer, shall state:

                  (1) that the Change of Control Offer is being made pursuant to this SECTION 5.11;


                  (2) the Change of Control Offer Price and the Change of Control Payment Date;

                  (3) that, unless the Company defaults in the payment of the Change of Control Offer Price, all Notes accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date;

                  (4) that Holders electing to require the Company to repurchase any Notes will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Note completed and otherwise in proper form for transfer, to the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (5) that the Holders will be entitled to withdraw their election to require the Company to repurchase any Notes on the terms and conditions set forth in such notice; and

                  (6) that the Holders electing to require the Company to repurchase any Notes in part will be issued a new Note in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that any portion of a Note repurchased by the Company and any new Note issued to the Holder in respect of the unpurchased portion thereof shall be in the principal amount of $1,000 or an integral multiple thereof.

                  (7) whether, in the event of an IPO as described in SECTION 5(c) of the Notes, the Company has elected to exercise its option to redeem all or any part of the Notes pursuant to such Section; PROVIDED that if the Company notifies the Holders that it will not exercise its option to redeem the Notes pursuant to such SECTION 5(c) of the Notes, then the Company shall no longer have such option to redeem as provided in such Section and the Holders shall in any event have the right to elect to require the Company to purchase Notes as provided more fully in this SECTION 5.11. If the Company elects to exercise its option to redeem all or any part of the Notes pursuant to SECTION 5(c) of the Notes in connection with an IPO, the premium payable with respect to the Notes so redeemed shall be the amount specified in SECTION 5(c) of the Notes and not the premium provided for in this SECTION 5.11.

         (c) Acceptance of Notes. On a Change of Control Payment Date, the Company shall (1) accept for payment all Notes or portions thereof validly tendered pursuant to the Change of Control Offer and (ii) promptly thereafter mail or deliver to each Holder of Notes accepted for repurchase payment in the amount equal to the aggregate Change of Control Offer Price for such Notes, and the Company shall execute and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. The Company will notify the Holders of the results of the Change of Control Offer on the Change of Control Payment Date.

5.12     FINANCIAL COVENANTS

         Commencing on the day immediately following the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, comply with the following financial covenants:

         (a) LEVERAGE RATIO. The Leverage Ratio, as of the last day of each fiscal quarter of the Company and its Subsidiaries occurring during the periods indicated below, shall be less than or equal to the following:

                                   Period                                             Ratio
                                   ------                                             -----

Closing Date through and including the second fiscal quarter
   of fiscal year 2000                                                                6.00 to 1.0
Third fiscal quarter of fiscal year 2000 through and including the
   fourth fiscal quarter of fiscal year 2000                                          5.75 to 1.0
First fiscal quarter of fiscal year 2001                                              5.50 to 1.0
Second fiscal quarter of fiscal year 2001                                             5.25 to 1.0
Third fiscal quarter of fiscal year 2001                                              5.00 to 1.0
Fourth fiscal quarter of fiscal year 2001 through and including the
   third fiscal quarter of fiscal year 2002                                           4.75 to 1.0
Fourth fiscal quarter of fiscal year 2002 and thereafter                              4.50 to 1.0

         (b) FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Company and its Subsidiaries, shall be greater than or equal to 1.00 to 1.0.

         (c) INTEREST COVERAGE RATIO. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Company and its Subsidiaries occurring during the periods indicated below, shall be greater than or equal to the following:

                                    Period                                             Ratio
                                    ------                                             -----

 Closing Date through and including the second fiscal quarter
    of fiscal year 2000                                                                1.70 to 1.0
 Third fiscal quarter of fiscal year 2000 through and including the
    fourth fiscal quarter of fiscal year 2000                                          1.80 to 1.0
 First fiscal quarter of fiscal year 2001                                              1.90 to 1.0
 Second fiscal quarter of fiscal year 2001                                             2.00 to 1.0
 Third fiscal quarter of fiscal year 2001 through and including the                    2.10 to 1.0
    fourth fiscal quarter of fiscal year 2001
 First fiscal quarter of fiscal year 2002 and thereafter                               2.50 to 1.0

         (d) CONSOLIDATED EBITDA. Consolidated EBITDA with respect to the Company and its Subsidiaries, as of the last day of each fiscal quarter of the Company occurring during the period indicated below, shall be greater than or equal to the following:

                                    Period                                             Amount
                                    ------                                             ------

  Closing Date through and including the first fiscal quarter
    of fiscal year 2000                                                                $22,100,000
  Second fiscal quarter of fiscal year 2000                                            $23,375,000
  Third fiscal quarter of fiscal year 2000                                             $24,225,000
  Fourth fiscal quarter of fiscal year 2000                                            $25,075,000
  First fiscal quarter of fiscal year 2001                                             $25,500,000


                                   Page 38

Second fiscal quarter of fiscal year 2001                                             $26,350,000
Third fiscal quarter of fiscal year 2001                                              $27,200,000
Fourth fiscal quarter of fiscal year 2001                                             $28,050,000
First fiscal quarter of fiscal year 2002 through and including
   the second fiscal quarter of fiscal year 2002                                      $29,750,000
Third fiscal quarter of fiscal year 2002 through and including
   the fourth fiscal quarter of fiscal year 2002                                      S31,450,000
First fiscal quarter of fiscal year 2003 through and including
   the second fiscal quarter of fiscal year 2003                                      $33,150,000
Third fiscal quarter of fiscal year 2003 and thereafter                               $34,850,000

5.13     FISCAL YEARS

         The Company shall not change its fiscal year from a fiscal year ending on December 31 or change any fiscal quarter end as set forth in SCHEDULE 5.13.

5.14     STAY, EXTENSION AND USURY LAWS

         The Company covenants and agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will use its best efforts to resist any attempts to claim or take the benefit of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of its obligations under this Agreement or the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

5.15     CORPORATE EXISTENCE, MERGER; SUCCESSOR CORPORATION

         (a) The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries' corporate existence in accordance with its organizational documents and the corporate rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or corporate existence, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not adverse in any material respect to any Holder.

         (b) The Company shall not, and shall not permit any Subsidiary Guarantor to, in a single transaction or through a series of related transactions, (i) consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another Person or group of affiliated Persons or (ii) adopt a Plan of Liquidation, unless, in either case:

                  (1) The Company or such Subsidiary Guarantor, as the case may be, shall be the continuing person, or the person (if other than the Company or such Subsidiary Guarantor, as the case may be) formed by such consolidation or into which the Company or such Subsidiary Guarantor, as the case may be, is merged or to which all or substantially all of the properties and assets of the Company or such Subsidiary Guarantor, as the case may be, as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (the Company, such Subsidiary Guarantor or such other person being hereinafter referred to as the "SURVIVING PERSON") shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an amendment to this Agreement, all the Obligations of the Company under the Notes and this Agreement, the Warrants, the Registration Rights Agreement and all Obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and this Agreement, as the case may be;

                  (2) immediately before and immediately after and giving effect to such transaction and the assumption of the Obligations as set forth in clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and

                  (3) the Company or such Subsidiary Guarantor, as the case may be, shall have delivered to each Holder a certificate for Principal Officer and an Opinion of Counsel, each stating that such consolidation, merger, transfer or adoption and such amendment to this Agreement comply with this SECTION 5.15, that the Surviving Person agrees to be bound hereby, and that all conditions precedent herein provided relating to such transaction have been satisfied.

         (c) Upon any consolidation or merger, or any transfer of assets (including pursuant to a Plan of Liquidation) in accordance with this SECTION 5.15, the successor person formed by such consolidation or into which the Company or any Subsidiary Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor, as the case may be, under this Agreement with the same effect as if such successor person had been named as the Company or such Subsidiary Guarantor herein; provided, however, that neither the Company nor such Subsidiary Guarantor shall be released from the Obligations and covenants under this Agreement or under the Notes or the Warrants or the Subsidiary Guaranty, as the case may be.

5.16     SAME BUSINESS

         For so long as any Securities are outstanding, the Company and its Subsidiaries will not engage in any business other than the business engaged in by the Company immediately prior to the date hereof or reasonable extensions or reasonably related to the general nature of the business.

5.17     TAXES

         The Company shall, and shall cause its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes levied or imposed upon the Company or such Subsidiary, as the case may be, or upon the income, profits or property of the Company or such Subsidiary, as the case may be, and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which, if unpaid, would or may by law become a Lien, upon the property of the Company or such Subsidiary, as the case may be; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such Tax, the applicability or validity of which is being contested in good faith by appropriate proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary, as the case may be, and for which disputed amounts reserves have been established in accordance with GAAP, in an amount which the Company or such Subsidiary, as the case may be, believes in good faith is adequate.

5.18     INVESTMENT COMPANY ACT

         Neither of the Company nor any of its Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

5.19     OWNERSHIP OF SUBSIDIARIES

         (a) The Company shall at all times own 100% of the Equity Interests of each of its Subsidiaries in existence at the Closing. The Company shall not create or cause to exist any Subsidiary; provided, however, that the Company may create or acquire Subsidiaries if (i) the Company shall at all times own 100% of the Equity Interests of such Subsidiary and (ii) the Company shall cause such Subsidiary to guaranty the Notes on a senior subordinated basis in accordance with SECTION 11 hereof.

         (b) Except as permitted by SECTION 5.7, 5.8 or 5.15, the Company shall maintain (along with one or more Subsidiaries in the case of an indirect Subsidiary) good and valid title to the Equity Interests of each of its Subsidiaries free and clear of any Lien other than Permitted Liens.

5.20     INSURANCE

         The Company and its Subsidiaries shall maintain liability, casualty and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets, INCLUDING as set forth in SCHEDULE 3.23; PROVIDED, HOWEVER, that the Company and its Subsidiaries may maintain self-insurance plans to the extent companies of similar size and in similar businesses do so.

5.21     ERISA NOTICES

         As soon as possible and in any event within thirty (30) days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan. Such notice shall be accompanied by a statement of a Principal Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

5.22     INCONSISTENT AGREEMENTS

         The Company shall not, and shall not permit any of its Subsidiaries to,
(i) enter into any agreement or arrangement which is inconsistent with, or would impair the ability of the Company or any of its Subsidiaries to fulfill the obligations of the Company or any of its Subsidiaries under this Agreement, or
(ii) supplement, amend or otherwise modify the terms of their respective Charter Documents if the effect thereof would be materially adverse to the Holders; PROVIDED, however, that notwithstanding the foregoing, the Company and its Subsidiaries may, subject to SECTION 5.5 and SECTION 5.29, enter into the Senior Credit Agreement and any other agreement or other documents in connection therewith or pursuant to the terms thereof.

5.23     COMPLIANCE WITH LAWS, MAINTENANCE OF LICENSES

         The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and maintain, obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or maintain, obtain and keep in effect could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.24     INSPECTION OF PROPERTIES AND RECORDS

         The Company agrees to allow, and to cause each of its Subsidiaries to allow, the TCW Representative and each Holder of at least $2,000,000 in aggregate principal amount of the Notes or, in the event there is no Holder of at least $2,000,000 in aggregate principal amount of the Notes, the TCW Representative and the Holder who holds the greatest aggregate principal amount of the Notes (and so long as a Default or an Event of Default has occurred and is continuing, each Purchaser and its Affiliates and Holder and such Holder's Affiliates) (or, in each case, such Persons as any of them may designate) (individually and collectively, "INSPECTORS"), subject to appropriate agreements as to confidentiality, (i) to visit and inspect any of the properties of the Company or any of its Subsidiaries, (ii) to examine all their books of account, records, reports and other papers and to make copies and extracts therefrom,
(iii) to discuss their respective affairs, finances and accounts with their respective officers and employees, and (iv) to discuss the financial condition of the Company and their Subsidiaries with their independent accountants upon reasonable notice to the Company of its intention to do so and so long as the Company shall be given the reasonable opportunity to participate in such discussions (and by this provision the Company each authorize said accountants to have such discussions with the Inspectors). All such visits, examinations and discussions set forth in the preceding sentence shall be at such reasonable times and as often as may be reasonably requested; provided that unless an Event of Default shall have occurred and be continuing such visits shall be limited to 1 per quarter. If a Default or an Event of Default shall have occurred and be continuing, the Company shall pay or reimburse all Inspectors for expenses which such Inspectors may reasonably incur in connection with any such visitations or inspections.

5.25     BOARD OF DIRECTOR OBSERVATION RIGHTS

         Purchasers, as a group and so long as any Purchaser or any TCW Group Member is a Holder, shall have the right to have one representative (the "TCW REPRESENTATIVE"), who shall be reasonably acceptable to the Company, present (whether in person or by telephone) at all meetings of the Boards of Directors of the Company. The Company shall send to such representative all of the notices, information and other materials that are distributed to the directors of the Company; provided, however, that upon the request of such representative, the Company shall refrain from sending such notices, information and other materials for so long as such representative shall request. The Purchasers shall provide notice to the Company of the identity and address of, or any change with respect to the identity or address of, such representative. The Company shall reimburse each such representative for the reasonable out-of-pocket expenses of such representative incurred in connection with the attendance at such meetings.

5.26     MAINTENANCE OF OFFICE OR AGENCY

         So long as any of the Notes remain unpaid and outstanding, the Company shall maintain (i) an office or agency where the Notes may be presented for registration and transfer and for exchange as provided in this Agreement; and
(ii) an office or agency where notices and demands to or upon the Company in respect of the Notes may be served. The location of such office or agency initially shall be Pacific Circuits, Inc., 17550 N.E. 67th Court, Redmond, Washington 98052. The Company shall give to each Holder written notice of any change of location thereof.

5.27     INFORMATION TO PROSPECTIVE PURCHASERS

         So long as any of the Notes remain unpaid and outstanding, the Company shall, upon the request of any Purchaser or subsequent Holder, deliver to such Purchaser or such Holder and any prospective purchaser designated by such Purchaser or such Holder promptly following the request of such Purchaser or such Holder or such prospective purchaser such information which such Purchaser or such Holder or such prospective purchaser may reasonably request in order to comply with the information requirements of Rule 144A(d)(4).

5.28     PRIVATE PLACEMENT NUMBER

         The Company consents to the filing of copies of this Agreement with Standard & Poor's Corporation to obtain a private placement number and with the National Association of Insurance Commissioners.

5.29     SENIOR INDEBTEDNESS AMENDMENTS

         The Companies may at any time and from time to time without the consent of or notice to the Holders, without incurring liability to the Holders and without impairing or releasing the obligations of Holders pursuant to Section 8 of this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Indebtedness, or amend in any manner the Senior Credit Agreement or any other agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Indebtedness; PROVIDED that the Companies shall not increase the Senior Indebtedness (except as permitted by Section 5.5).

5.30     NOTICES OF CERTAIN PROCEEDINGS

         If any of the Company or any of its Subsidiaries is made or threatened to be made a party to any proceeding that, if determined adversely to the Company or such Subsidiary would result, or be likely to result, in a Material Adverse Effect, then the Company shall promptly deliver to the Holders a description of such proceeding, indicating the court in which it was filed, if any, the amount in controversy or other remedies sought and the other parties thereto.

5.31     CONSULTING AGREEMENTS

         The Company will deliver to the Holders copies of all Consulting Agreements promptly after the execution thereof. The Consulting Agreements shall not be amended without the prior written consent of the Required Holders.

5.32     NO AMENDMENT OR WAIVER OF CERTAIN DOCUMENTS

         The Company will not take any action that will amend, modify, alter or terminate the Acquisition Agreements (including the schedules relevant thereto) in any way or waive any material rights with respect thereto, without the prior written consent of the Required Holders. The Company will not take any actions to amend, modify or alter the Seller Notes or the Retention Bonus Plan without the prior written consent of the Required Holders. Company shall not request or seek a waiver of any default or event of default with respect to the Senior Indebtedness to permit Restricted Payments otherwise prohibited by clause
(b)(ii) of SECTION 5.4 without also obtaining a waiver of any such default or event of default for the benefit of Holders, including termination of any Indefinite Blockage Period or Payment Blockage Period then in effect.

5.33     STOCK OPTIONS

         Without the prior written consent of the Required Holders, at no time shall the options to acquire Common Stock pursuant to the Stock Option Plan in the aggregate constitute more than twelve and one-half percent (12.5%) of the Equity Interests, on a fully diluted basis, of the Company.

SECTION 6. REDEMPTION

6.1      THE COMPANY'S RIGHT TO REDEEM

         (a) OPTIONAL REDEMPTION. The Company may redeem the Notes, or a portion thereof, in accordance with the terms and conditions provided in Section 5 of the Notes.

         (b) MANDATORY REDEMPTION. The Company shall redeem the Notes on the Maturity Date, as provided in Section 6(a) of the Notes.

         The obligations of the Company under this Section 6 are subject to the subordination provisions of Section 8 hereof, but any failure to perform such obligations as a result of such subordination provisions shall in any event constitute an Event of Default hereunder.

6.2      SELECTION OF NOTES TO BE REDEEMED

         If fewer than all of the Notes are to be redeemed, the Company shall redeem the Notes pro rata, in such manner as complies with applicable legal requirements, if any. Notes in denominations of $1,000 may be redeemed only in whole. The Company may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Agreement that apply to Notes called for redemption also apply to portions of Notes called for redemption.

6.3      NOTICE OF REDEMPTION

         At least 15 days or, if such redemption is being made in connection with an IPO, at least 10 days, but, in each case, not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption ("NOTICE OF REDEMPTION") by first-class mail to each Holder whose Notes are to be redeemed at such Holder's registered address. Each notice for redemption shall identify the Notes to be redeemed and shall state:

         (a)      the Redemption Date;

         (b)      the Redemption Price;

         (c)      the name and address of the Company;

         (d) that Notes called for redemption must be surrendered to the Company to collect the Redemption Price;

         (e) that, unless the Company defaults in making the Redemption Price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Company of the Notes redeemed;

         (f) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

         (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or, portion(s) thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Note(s) to be outstanding after such partial redemption; and

         (h) the paragraph of the Notes pursuant to which the Notes are to be redeemed.

6.4      EFFECT OF NOTICE OF REDEMPTION

         Once Notice of Redemption is mailed in accordance with SECTION 6.3 above, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Company, such Notes called for redemption shall be paid at the Redemption Price.

6.5      PAYMENT OF REDEMPTION PRICE

         On presentation and surrender of any Notes with respect to which a notice of redemption has been given, at a place of payment specified in such notice, such Notes or specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price.

         If, on or prior to the Redemption Date, the Company deposits in a segregated account or otherwise sets aside funds sufficient to pay the Redemption Price of the Notes called for redemption, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 7. DEFAULTS AND REMEDIES

7.1      EVENTS OF DEFAULT

         An "EVENT OF DEFAULT" occurs if:

         (a) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon redemption or otherwise (whether or not prohibited by the subordination provisions hereunder);

         (b) the Company defaults in the payment of interest on any Note or any other amount payable hereunder when the same becomes due and payable and the Default continues for a period of five Business Days (whether or not prohibited by the subordination provisions hereunder);

         (c) the Company or any Subsidiary Guarantor fails to comply with (i) any of the agreements, covenants or provisions contained in SECTION 5 or (ii) any of the other agreements, covenants, or provisions of this Agreement (including the Subsidiary Guaranty) or the Notes and, in the case of this clause
(ii), the Required Holders notify the Company of the Default and the Company or one of its Subsidiaries, as the case may be, does not cure the Default within 30 days after receipt of such notice;

         (d) if any of the representations or warranties of the Company made in this Agreement, the Warrant Agreement and the Registration Rights Agreement are untrue in any respect as of the Closing Date, the result of which could reasonably be expected to have a Material Adverse Effect;

         (e) if the Company (i) defaults in the payment of principal or interest payments and such default continues beyond the period of grace (not to exceed 30 days) under any loan agreement, note, mortgage, indenture or instrument (other than the Senior Credit Agreement) under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Senior Indebtedness) of the Company or any of its Subsidiaries for borrowed money (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or shall be created hereafter, and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness for which there is a default in the payment of interest, premium, if any, or principal aggregates $750,000 or more, or (ii) an event of default occurs under any loan agreement, note, mortgage, indenture or instrument including the Senior Credit Agreement which shall represent a default in payment upon final maturity or otherwise result in the acceleration of such Indebtedness prior to its expressed maturity and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which there has been a default in payment upon final maturity or the maturity of which has been so accelerated and has not been paid, aggregates $750,000 or more or is Senior Indebtedness;

         (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such remains undischarged for a period (during which execution shall not be effectively stayed) of 30 days; PROVIDED that the aggregate of all such judgments exceeds $750,000;

         (g) the filing by the Company or any of its Subsidiaries (any such person, a "DEBTOR") of a petition commencing a voluntary case under section 301 of Title 11 of the United States Code, or the commencement by a Debtor of a case or proceeding under any other Bankruptcy Law seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, including without limitation the making by a Debtor of an assignment for the benefit of creditors; or the taking of any corporate action by a Debtor in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

         (h) the filing against a Debtor of a petition commencing an involuntary case under section 303 of title 11 of the United States Code, with respect to which case (a) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, an order of relief, (b) an order for relief is entered and is pending and unstayed on the 60th day after the filing of the petition commencing such case, or if stayed, such stay is subsequently lifted so that such order for relief is given full force and effect, or (c) no order for relief is entered, but the court in which such petition was filed has not entered an order dismissing such petition by the 60th day after the filing thereof; or the commencement under any other Bankruptcy Law of a case or proceeding against a Debtor seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, which case or proceeding is pending without having been dismissed on the 60th day after the commencement thereof;

         (i) the entry by a court of competent jurisdiction of a judgment, decree or order appointing a receiver, liquidator, trustee, custodian or assignee of a Debtor or of the property of a Debtor, or directing the winding up or liquidation of the affairs or property of a Debtor, and (a) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, such judgment, decree, or order, or (b) such judgment, decree or order is in full force and effect and is not stayed on the 60th day after the entry thereof, or, if stayed, such stay is thereafter lifted so that such judgment, decree or order is given full force and effect;

         (j) any Person, other than the Company and the Subsidiaries, shall, directly or indirectly, (i) terminate any employee pension benefit plan subject to Title IV of ERISA and as a result of such termination the Company and its Subsidiaries, collectively, would incur any liability or (ii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any multiemployer plan if as a result of such withdrawal (within the meaning of Section 4201 of ERISA) the Company and its Subsidiaries, collectively, would incur any liability that, in the case of clauses (i) and
(ii), could reasonably be expected to have a Material Adverse Effect; or

         (k) any Subsidiary Guaranty shall for any reason cease to be, or be asserted in writing by any responsible officer of any Subsidiary of the Company or the Company not to be, in full force and effect or enforceable in accordance with its terms unless any such Subsidiary Guaranty has been released pursuant to the terms hereof.

         The term "BANKRUPTCY LAW" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

7.2      ACCELERATION OF NOTES, REMEDIES

         Subject to the following paragraph, if an Event of Default (other than an Event of Default specified in clause (g), (h) or (i) of SECTION 7.1 occurs and is continuing, the Required Holders by notice to the Company, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable (such notice being the "Acceleration Notice") and the same shall become immediately due and payable. If an Event of Default specified in clause (g), (h) or (i) of SECTION 7.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder.

         The Required Holders by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

7.3      PREMIUM ON ACCELERATION

         In the event of an acceleration of the Notes upon an Event of Default occurring by reason of any willful action (or deliberate inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company had elected to redeem the Notes and such acceleration is not rescinded or annulled, the Holders, subject to SECTION 8, shall be entitled to receive, in addition to any other payments to which they may be entitled, a premium equal to the percentages of principal set forth below if the declaration date of the acceleration occurs during the twelve month period commencing on July 13 of the year set forth below:

                                                     % of Principal Amount
                                                     ---------------------
               1999                                           105%
               2000                                           104%
               2001                                           103%
               2002                                           102%
               2003                                           101%
               2004 and thereafter                            100%

7.4      OTHER REMEDIES

         If an Event of Default occurs and is continuing, Holders of the Notes may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

         A delay or omission by any Holder of any Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

7.5      WAIVER OF PAST DEFAULTS

         The Required Holders by notice to the Company may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Notes.

7.6      RIGHTS OF HOLDERS TO RECEIVE PAYMENT

         Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

7.7      UNDERTAKING FOR COSTS

         In any suit for the enforcement of any right or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

SECTION 8. SUBORDINATION

8.1      NOTES SUBORDINATED TO SENIOR INDEBTEDNESS

         Notwithstanding anything in this Agreement or the Notes to the contrary, the Company, for itself and its successors, and each Holder, by its acceptance of the Notes, agrees that (a) the payment of the principal of and interest or premium on the Notes and (b) any payment on account of the acquisition or redemption of the Notes by the Company including, without limitation, pursuant to SECTION 5.8 or 5.11, is subordinated, to the extent and in the manner provided in this SECTION 8, to the prior payment in full of all Senior Indebtedness of the Company and that these subordination provisions are for the benefit of the holders of Senior Indebtedness. References in this
SECTION 8 to "SENIOR INDEBTEDNESS" are to Senior Indebtedness of the Company and of the Subsidiary Guarantors.

         This SECTION 8 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

8.2      NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES

         (a) No payment shall be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on the Notes or to defease or acquire any of the Notes (including repurchases of Notes pursuant to SECTION 5.8 or 5.11) for cash or property, or on account of the redemption provisions of the Notes (other than principal, premium or interest paid with Junior Securities), during the period (the "INDEFINITE BLOCKAGE PERIOD") beginning on the date that the Company and the Holders of the Notes receive written notice (a "PAYMENT NOTICE") from the holders of such Senior Indebtedness of any default in payment (a "PAYMENT DEFAULT") of any principal of, premium, if any, or interest on any Senior Indebtedness or any obligation owing under or in respect of Senior Indebtedness or their representative, and ending on the earliest of (A) the date that all Senior Indebtedness is paid in full, (B) the date on which the Senior Indebtedness to which such

Payment Default relates is paid in full or such default is cured, and (C) the date on which such Payment Default is waived in writing in accordance with the instruments governing such Senior Indebtedness by the holders of such Senior Indebtedness (or any requisite percentage thereof).

         (b) If an event of default other than a Payment Default (an "OTHER DEFAULT") with respect to any Senior Indebtedness, as such event of default is defined in the instrument under which it is outstanding, has occurred, is continuing and permits the holders (or any requisite percentage thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, then during the period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date that the Company and the Holders receive written notice (a "DEFAULT NOTICE") of such Other Default and ending on the earliest of: (A) 170 days after such date, (B) the date, if any, on which the Senior Indebtedness to which such default relates is paid in full or such Other Default is cured or waived in writing in accordance with the instruments governing such Senior Indebtedness by the holders of such Senior Indebtedness (or any requisite percentage thereof), and (C) the date on which the Company and the Holders of the Notes receive from the holders of such Senior Indebtedness (or their representative) that commenced the Payment Blockage Period written notice that the Payment Blockage Period has been terminated, no payment shall be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on, the Notes, or to defease or acquire any of the Notes (including repurchases of Notes pursuant to SECTION 5.8 or 5.11) for cash or property, or on account of the redemption provisions of the Notes or on account of any fees and expenses relating to the Notes or this Agreement (other than principal, premium or interest paid with Junior Securities). Notwithstanding any other provision of this Agreement, only one Payment Blockage Period may be commenced within any period of 365 consecutive days. No event of default that existed or was continuing with respect to the Senior Indebtedness for which a Default Notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be, or be made, the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days.

         (c) For purposes of this Agreement, the term "STANDSTILL PERIOD" shall mean a period which commences on the date that the Company and the Holders of the Notes receive a Payment Notice or a Default Notice, as the case may be, and ends on the earliest to occur of (i) the termination of the Indefinite Blockage Period relating to such Payment Notice or the termination of the Payment Blockage Period relating to such Default Notice, as the case may be, (ii) acceleration of the Senior Indebtedness to which such Payment Notice or Default Notice, as the case may be, relates, (iii) an Event of Default specified in clause (g), (h) or (i) of SECTION 7.1, (iv) 170 days after the receipt by the Company and the Holders of the Notes of such Payment Notice or Default Notice, as the case may be, (v) the waiver or amendment by or on behalf of the lenders under the Senior Credit Agreement (or any requisite percentage thereof) of the restrictions, during such Standstill Period, on asset sales or dispositions by the Company or any of its Subsidiaries so as to permit the Company or any of its Subsidiaries to transfer or apply the net proceeds from such asset sales or dispositions to or for the benefit of any holders of long-term Indebtedness of the Company or its Subsidiaries other than to repay obligations under the Senior Credit Agreement, (vi) the waiver or amendment, during such Standstill Period, by or on behalf of the lenders under the Senior Credit Agreement (or any requisite percentage thereof) of the prohibition on the creation or existence of liens on property, revenue or assets of the Company or any of its Subsidiaries so as to permit the creation or existence of liens (including judgment liens) securing payment of Indebtedness of the Company or any of its Subsidiaries which ranks PARI PASSU with the Notes or is subordinate or junior in right of payment to the Notes, or (vii) such time as the holders of Senior Indebtedness (or any requisite percentage thereof) consent in writing to the termination of the Standstill Period. During the Standstill Period, such Holders shall be prohibited from accelerating the Notes and shall be prohibited from enforcing any of their default remedies with respect thereto (including any right to sue the Company or to file or participate in the filing of any involuntary bankruptcy petition against the Company) until the Standstill Period relating to such Payment Notice or Default Notice, as the case may be, shall cease to be in effect; PROVIDED, HOWEVER, that if a Holder had initiated an enforcement or collection action prior to the commencement of such Standstill Period at a time when such Holder was entitled to do so, then such Holder shall not be prevented during the Standstill Period from taking any steps with respect to such pending collection or enforcement action as are required by law or are reasonably required to avoid material prejudice to the rights of such Holder so long as such steps are not inconsistent with or in contravention of and which do not interfere with the enforcement actions, if any, taken by the holders of the Senior Indebtedness or their representative. Upon the termination of any Standstill Period, then the Holders of the Notes may, at their sole election, exercise any and all remedies (including acceleration of the maturity of the Notes) available to them under this Agreement or applicable law; PROVIDED that the Indefinite Blockage Period or the Payment Blockage Period, as the case may be (if not also terminated), shall continue for its full period notwithstanding the termination of the Standstill Period. Notwithstanding the foregoing, not more than one Standstill Period may be commenced within a period of 365 consecutive days.

         (d) In furtherance of the provisions of SECTION 8.1, in the event that, notwithstanding the foregoing provisions of this SECTION 8.2, any payment or distribution of assets on account of principal of, premium, if any, or interest on the Notes or to defease or acquire any of the Notes (including repurchases of Notes pursuant to SECTION 5.8 or 5.11) for cash, property or securities, or on account of the redemption provisions of the Notes (other than principal, premium or interest paid with Junior Securities) shall be made by the Company and received by any Holder, at a time when such payment or distribution was prohibited by the provisions of this SECTION 8.2, then, unless such payment or distribution is no longer prohibited by this SECTION 8.2, such payment or distribution shall be received and held in trust by such Holder for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by such Holders to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts on account of the Senior Indebtedness held or represented by each, to the extent necessary to enable payment in full (except as such payment otherwise shall have been provided for), of all Senior Indebtedness remaining unpaid, after giving effect to all concurrent payments and distributions and all provisions therefor, to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness such holder (or a representative thereof) notifies the Holders of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Holders shall be paid to the holders of such Senior Indebtedness.

         The Company shall give prompt written notice to the Holders of any default or event of default, and any cure or waiver thereof, or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

8.3 NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION

         Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

         (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full (or to have such payment duly provided for as determined by the Governmental Authority, administering such proceeding) of the principal of, premium if any, and interest on and other amounts payable in respect thereof, before the Holders are entitled to receive any payment on account of the principal of, premium if any, and interest on the Notes (other than principal, interest or premium paid with Junior Securities);

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than principal, interest or premium paid with Junior Securities), to which the Holders would be entitled except for the provisions of this Section 8, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full (or have such payment duly provided for) of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness;

         (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holders on account of principal of, premium, if any, or interest on the Notes (other than principal, interest or premium paid with Junior Securities), as the case may be, before all Senior Indebtedness is paid in full (or provision made therefor), such payment or distribution shall be received and held in trust by such Holder for the benefit of the holders of such Senior Indebtedness, or their respective representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full (except as such payment otherwise shall have been provided for) of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness such holder (or a representative therefor) notifies the Holders of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Holders shall be paid to the holders of such Senior Indebtedness; and

         (d) Upon the failure of any Holder to file appropriate claims or proofs of claim in respect of any Note held by such Holder in any such proceeding as of the 10th business day preceding the bar date thereof, each holder of Senior Indebtedness (or their representative) is hereby irrevocably authorized and empowered (in its own name, by such representative or otherwise), but shall have no obligation to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of such Holder with respect to the Notes held by such Holder. Notwithstanding the foregoing, neither the holder of Senior Indebtedness nor their representative shall have any right whatsoever to vote any claim that any Holder may have in such proceeding to accept or reject any plan or partial or complete liquidation, reorganization, arrangement, composition or extension.

         The Company shall give prompt written notice to the Holders of any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors by the Company.

8.4      NOTEHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR
         INDEBTEDNESS


         Subject to the payment in full of all Senior Indebtedness (or provision made for its payment) and the expiration or termination of all commitments to lend under the Senior Credit Agreement, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this SECTION 8, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company, to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 8 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

         If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this SECTION 8 shall have been applied, pursuant to the provisions of this SECTION 8, to the payment of amounts payable under Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

8.5      OBLIGATIONS OF THE COMPANY UNCONDITIONAL

         Nothing contained in this SECTION 8 or elsewhere in this Agreement or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or in the Notes prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights and restrictions, if any, under this SECTION 8, held by the holders of Senior Indebtedness in respect of cash, property or securities of the Company (other than Junior

Securities) received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this SECTION 8 or elsewhere in this Agreement or in the Notes, upon any distribution of assets of the Company referred to in this
SECTION 8, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
SECTION 8.

8.6 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS

         No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this SECTION 8 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company all without affecting the liabilities and obligations of the parties to this Agreement or the Holders.

8.7      SECTION 8 NOT TO PREVENT EVENTS OF DEFAULT

         The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this SECTION 8 shall not be construed as preventing the occurrence of a Default or an Event of Default under this Agreement or in any way prevent the Holders from exercising any right hereunder other than as provided in this Section 8.

8.8      MISCELLANEOUS PROVISIONS

         (a) The provisions of this SECTION 8 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any other recipient thereof, as the case may be, upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

         (b) No failure on the part of any holder of Senior Indebtedness to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof of the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         (c) The provisions of this SECTION 8 constitute a continuing agreement and shall (i) remain in full force and effect until the Senior Credit Agreement shall have been terminated and the Senior Indebtedness shall have been paid in full, (ii) be binding upon the Holders and their successors and assigns and
(iii) inure to the benefit of and be enforceable by the holders of the Senior Indebtedness and their respective successors, transferees and assigns.

SECTION 9. AMENDMENTS AND WAIVERS

9.1      WITH CONSENT OF HOLDERS

         The Company, when authorized by a resolution of the Board of Directors of the Company with written consent of the Required Holders, may amend this Agreement or the Notes, provided that each Holder shall have received prior notice of such proposed amendment. The Required Holders may waive compliance by the Company with any provision of this Agreement or the Notes, provided that each Holder shall have received prior notice of such proposed amendment. Without the consent of each Holder affected, however, no amendment or waiver may (with respect to any Notes held by a nonconsenting Holder of Notes):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver of any provision of this Agreement or the Notes;

         (b) reduce the principal of or alter the provisions with respect to the redemption of Notes, reduce the purchase price payable in connection with repurchases of the Notes pursuant to SECTION 5.8 or 5.11 hereof or reduce the premium payable pursuant to SECTION 7.3 hereof;

         (c) reduce the rate of or change the time for payment of interest on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes or that resulted from a failure to comply with SECTION 5.8 hereof (except a rescission of acceleration of the Notes by the Required Holders and a waiver of the payment default that resulted from such acceleration);

         (e) make the principal of, premium, if any, or the interest on, any Note payable in any manner other than that stated in this Agreement and the Notes;

         (f) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium (if any) or interest on the Notes;

         (g) waive a redemption payment with respect to any Note;

         (h) make any change to the subordination provisions of this Agreement that adversely affect any Holder;

         (i) make any change in the definitions of Required Holders or Maturity
Date: or

         (j) make any change in the foregoing amendment and waiver provisions.

         It shall not be necessary for the consent of the Holders under this
SECTION 9 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this SECTION 9 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

         In connection with any amendment under this SECTION 9, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment or waiver, consideration for such Holder's consent.

9.2      REVOCATION AND EFFECT OF CONSENTS

         Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Company received before the date on which the Required Holders have consented (and not theretofore revoked such consent) to the amendment or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment or waiver becomes effective, it shall bind every Security holder, unless it makes a change described in any of clauses (a) through (i) of SECTION 9.1, in which case, the amendment or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium (if any) and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or amendment, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding.

9.3      NOTATION ON OR EXCHANGE OF NOTES

         If an amendment or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Company so that it may place an appropriate notation on the Note about the changed terms and return it to the Holder.

9.4      PAYMENT OF EXPENSES

         The Company agrees to pay or reimburse each Purchaser's out-of-pocket expenses (including the reasonable fees and expenses of counsel) relating to any amendment or modification of, or any waiver or consent under, this Agreement, the Securities, the Registration Rights Agreement, the Warrant Agreement and any other Documents.

SECTION 10. DEFINITIONS

10.1     DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

         "ACCELERATION NOTICE" shall have the meaning set forth in SECTION 7.2.

         "ACCOUNT MANAGER" means each Purchaser, if any, duly authorized to act as attorney in-fact on behalf of any Person in purchasing, in the name of and using funds provided by such Person, Securities hereunder.

         "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with the acquisition by the Company or any of its Subsidiaries of assets from such Person, which Indebtedness was not incurred in connection with or in anticipation of such acquisition.

         "ACQUISITIONS" means, collectively, the Pacific Acquisition and the PCI Acquisition

         "ACQUISITION AGREEMENT" means, collectively, the Pacific Acquisition Agreement and the PCI Acquisition Agreement.

         "AFFILIATE" means, with respect to any referenced Person, a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such referenced Person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of the combined voting power of the total Voting Securities of such referenced Person or (iii) of which 10% or more of the combined voting power of the total Voting Securities directly or indirectly through one or more intermediaries is beneficially owned or held by such referenced Person or a Subsidiary of such referenced Person. When used herein without reference to any Person, Affiliate means an Affiliate of the Company. For purposes of this definition, "control" when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Securities, by agreement or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, Trust Company of the West and its Affiliates and any other Purchaser and its Affiliates shall not be considered Affiliates of the Company or any of its Subsidiaries.

         "AFFILIATE TRANSACTION" shall have the meaning set forth in SECTION
5.6.

         "AGREEMENT" means this Securities Purchase Agreement dated as of July 13, 1999, by and among the Company, the Subsidiary Guarantors named therein and the Purchasers.

         "APPROVED ACQUISITION" shall mean any acquisition of substantially all of the assets or a majority or more of the Capital Stock of any Person which meets each of the following conditions: (i) the Holders shall have received such Qualified Financial Information regarding the Person, operating assets or line of business to be acquired (herein the "ACQUISITION TARGET") as the Holders may reasonably request; (ii) the Holders shall have received all documents, instruments, certificates and agreements to be executed, or exchanged by, between or among the Company or any of its Subsidiaries and the Person or Persons selling the Acquisition Target evidencing, governing or relating to such Acquisition (the "ACQUISITION DOCUMENTS"); and (iii) upon its consummation, if the Acquisition Target is not merged into the Company or any Subsidiary Guarantor, the Company shall cause such Person to Guaranty the Notes on a senior subordinated basis in accordance with SECTION 11.3 hereof.

         "APPROVED USE OF PROCEEDS" means any use of the proceeds of additional Senior Indebtedness incurred pursuant to SECTION 5.5(a) for (i) Approved Acquisitions, or (ii) any other use approved by the Required Holders, in their sole discretion.

         "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of assets (including by way of a sale-and-leaseback) of the Company or any of its Subsidiaries, other than sales of inventory in the ordinary course of business consistent with past practice, sales of Cash or Cash Equivalents, trade receivables or sales of any asset by the Company to a Subsidiary of the Company or by a Subsidiary of the Company to another Subsidiary of the Company or (ii) the issuance or sale of Equity Interests of any of the Subsidiaries of the Company to any Person other than the Company, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions.

         "ASSET SALE OFFER" shall have the meaning set forth in SECTION 5.8.

         "ASSET SALE DATE" shall have the meaning set forth in SECTION 5.8.

         "ASSET SALE OFFER PRICE" shall have the meaning set forth in SECTION
5.8.

         "AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in
SECTION 3.4.

         "BANKRUPTCY LAW" shall have the meaning set forth in SECTION 7.1.

         "BROCKWAY MORAN" means Brockway Moran & Partners Fund, L.P., a Delaware limited partnership.

         "BUSINESS" shall have the meaning set forth in SECTION 3.16(b).

         "BUSINESS DAY" means any day which is not a Legal Holiday.

         "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

         "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

         "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person for any period, any obligation of such Person to pay rent or other amounts under a Capital Lease; the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "CASH" means U.S. Legal Tender or U.S. Government Obligations having a maturity of one year or less from the date of issuance thereof.

         "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) commercial paper maturing in 180 days or less from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000 or the equivalent thereof or assets of at least $1 billion or the equivalent thereof and, in each case, not subject to setoff rights in favor of such bank;
(iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the Company's deposits at such institution; (v) repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause
(i) above entered into with any commercial bank meeting the qualifications specified in clause (iii) above; (vi) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state of the United States or the District of Columbia, or by any political subdivision or taxing authority of any such state or the District of Columbia, the securities of which state, the District of Columbia, political subdivision or taxing authority (as the case may be) are rated at least AAA by Standard and Poor's Corporation or AAA by Moody's Investors Services, Inc.; and (vii) shares of money market mutual or similar funds having assets in excess of $ 100,000,000 and that invest exclusively in assets satisfying the requirements of clauses (i) through (vi) above.

         "CHANGE OF CONTROL" shall mean the occurrence of any of the following events: (a) the failure of the Sponsors or one or more of their Affiliates to maintain beneficial ownership, directly or indirectly, of Voting Securities of the Company representing at least 51% of the combined voting power of all Voting Securities of the Company, (b) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over, Voting Securities of the Company (or other securities convertible into such Voting Securities) representing 33% or more of the combined voting power of all Voting Securities of the Company, (c) the failure of the Company to own, directly or indirectly, 100% of the combined voting power of all Voting Securities of PCI, and (d) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Parent then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934.

         "CHANGE OF CONTROL DATE" shall have the meaning provided in
SECTION 5.11(a).

         "CHANGE OF CONTROL OFFER" shall have the meaning provided in
SECTION 5.11(a).

         "CHANGE OF CONTROL OFFER PRICE" shall have the meaning provided in
SECTION 5.11(a).

         "CHANGE OF CONTROL PAYMENT DATE" shall have the meaning provided in
SECTION 5.11(b).

         "CHARTER DOCUMENTS" means the Articles of Organization, Articles of Incorporation or Certificate of Incorporation and Bylaws, as amended or restated (or both) to date, of any of the Companies, or any of its Subsidiaries, as applicable.

         "CLOSING" shall have the meaning set forth in SECTION 1.2(b).

         "CLOSING DATE" shall have the meaning set forth in SECTION 1.2(b).

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or law thereto and regulations promulgated thereunder.

         "COMMITMENT DATE" shall have the meaning set forth in SECTION 5.8.

         "COMMONLY CONTROLLED ENTITY" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

         "COMMON STOCK" means the Common Stock, no par value, of the Company.

         "COMPANIES" means, collectively, the Company and its Subsidiaries, including PCI.

         "COMPANY" has the meaning set forth in the introductory paragraph of this Agreement.

         "CONSOLIDATED" or "CONSOLIDATED," when used with reference to any accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, all capital expenditures of the Company and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP. The term "Consolidated Capital Expenditures" shall not include capital expenditures in respect of the reinvestment of proceeds derived from (i) Recovery Events or (ii) that portion of all such expenditures the Company is permitted to reinvest or use for replacement or restoration of assets from Net Proceeds of Asset Sales.

         "CONSOLIDATED EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for
(A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes, (C) losses (or MINUS gains) on the sale or disposition of assets outside the ordinary course of business, (D) depreciation, amortization expense and other non-cash charges, all as determined in accordance with GAAP, (E) amounts paid in respect of management fees to the extent permitted hereunder and (F) other non-recurring add-backs as set forth on SCHEDULE 10.1(b); PROVIDED, that, not withstanding the foregoing, in the event such period includes the fourth fiscal quarter of 1998 and/or the first fiscal quarter of 1999, Consolidated EBITDA for such fiscal quarters shall be the amounts set forth on Schedule 10.1(b).

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, all cash interest expense of the Company and its Subsidiaries (including, without limitation, the interest component under Capital Leases and the interest component of deferred compensation under the Retention Bonus Plan), as determined in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, for any period, Net Income after taxes for such period of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

         "CONSULTING AGREEMENT" shall have the meaning set forth in SECTION
3.25.

         "CONTINUING DIRECTORS" means either during any period of up to 24 consecutive months commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's board of directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved).

         "CUSTODIAN" shall have the meaning set forth in SECTION 7.1.

         "DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default.

         "DEFAULT NOTICE" shall have the meaning set forth in SECTION 8.2(b).

         "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

         "DOCUMENTS" means this Agreement, the Warrant Agreement, the Securities, the Registration Rights Agreement, and the Acquisition Agreements collectively, or each of such documents singularly, and any documents or instruments contemplated by or executed in connection with any of them or any of the transactions contemplated hereby or thereby.

         "ENVIRONMENTAL CLAIM" means any claim, demand, action, investigation or notice of violation of which the Companies, including any of their employees, are aware, or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by any of the Companies, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "ENVIRONMENTAL LAWS" shall mean any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

         "EQUITY INTEREST" means (i) with respect to a corporation, any and all Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable or exercisable for, Capital Stock) and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in any such Person.

         "ERISA" means The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto and regulations promulgated thereunder.

         "EVENT" shall have the meaning set forth in the definition of "Debt Incurrence Ratio."

         "EVENT DATE" shall have the meaning set forth in the definition of "Debt Incurrence Ratio."

         "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 7.1.

         "EXCESS NET PROCEEDS" shall have the meaning set forth in SECTION 5.8.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor statute or law thereto.

         "FIXED CHARGE COVERAGE RATIO" means, as of the end of each fiscal quarter of the Company, for the Company and its Subsidiaries on a consolidated basis for the four consecutive quarters ending on such date, the ratio of (i) Consolidated EBITDA for the applicable period MINUS Consolidated Capital Expenditures for the applicable period to (ii) the sum of Consolidated Interest Expense for the applicable period PLUS Scheduled Funded Debt Payments for the applicable period PLUS cash Taxes paid during the applicable period. For purposes hereof, the Consolidated Interest Expense and Scheduled Funded Debt Payments components of the Fixed Charge Coverage Ratio for the first three complete fiscal quarters to occur after the Closing Date, shall be determined by annualizing such Consolidated Interest Expense and Scheduled Funded Debt Payments components such that for the first complete fiscal quarter to occur after the Closing Date such components would be multiplied by four (4), the first two complete fiscal quarters would be multiplied by two (2) and the first three complete fiscal quarters would be multiplied by one and one-third (1 1/3).

         "FUNDED DEBT" shall mean, with respect to the Company and its Subsidiaries, on a consolidated basis, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e),
(f), (i) and (l) of the definition of "Indebtedness" set forth in this SECTION 10.1, (b) all Funded Debt of others of the type referred to in clause (a) above secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all obligations under any Guaranty of such Person with respect to Funded Debt of the type referred to in clause (a) above of another Person, (d) Funded Debt of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto, and (e) the full amount of all obligations under the Notes, the Seller Notes and the Retention Bonus Plan measured as of the maturity dates of such obligations and not on a present value basis.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such on the Closing Date by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to property reflect the financial conditions, and the results of operations, shareholders' equity and cash flows, of the Company and its consolidated subsidiaries.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTY" means, with respect to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation:

         (a) agreements to purchase such Indebtedness or any property constituting security therefor;

         (b) agreements to advance or supply funds (i) for the purchase or payment of such Indebtedness, or (ii) to maintain working capital, equity capital or other balance sheet conditions;

         (c) agreements to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the primary obligor to make payment of the Indebtedness;

         (d) letters or agreements commonly known as "comfort" or "keepwell" letters or agreements;

         (e) all obligations of such Person or Persons, contingent or otherwise, in respect of any documentary letters of credit; or

         (f) any other agreements to assure the holder of the Indebtedness of the primary obligor against loss in respect thereof;

except that "guaranty" shall not include (i) the endorsement by a Person in the ordinary course of business of negotiable instruments or documents for deposit or collection, or (ii) indemnities given by the Company or its Subsidiaries in brokerage, management and other agreements in the ordinary course of business substantially consistent with past practices.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "HOLDER" or "HOLDERS" means each Purchaser (so long as it holds any Securities) and any other holder of any of the Securities.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated pursuant thereto.

         "INDEBTEDNESS" means, with respect to any Person, the aggregate amount of, without duplication, the following: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than Trade Payables due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person with respect to Indebtedness of another Person, including Guaranties,
(h) all Capitalized Lease Obligations, (i) all Hedging Obligations of such Person, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, and (n) with respect to the Company, all obligations with respect to the Retention Bonus Plan.

         "INDEFINITE BLOCKAGE PERIOD" has the meaning set forth in SECTION
8.2(a).

         "INDEMNIFIED PARTIES" has the meaning set forth in SECTION 1.8.

         "INSOLVENCY" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

         "INSPECTORS" shall have the meaning set forth in SECTION 5.25.

         "INTEREST COVERAGE RATIO" means, with respect to the Company and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Company and its Subsidiaries, the ratio of
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period. Notwithstanding the foregoing, for purposes of calculating the Interest Coverage Ratio of the Company and its Subsidiaries for the first three complete fiscal quarters to occur after the Closing Date, Consolidated Interest Expense shall be determined by annualizing the components thereof such that for the first complete fiscal quarter to occur after the Closing Date such components would be multiplied by four (4), the first two complete fiscal quarters would be multiplied by two (2) and the first three complete fiscal quarters would be multiplied by one and one-third (1-1/3).

         "INVESTMENT" means, with respect to any Person, any direct, indirect or beneficial investment by such Person, whether by means of share purchase, loan, advance, extension of credit (other than accounts receivable and trade credits arising in the ordinary course of business), capital contribution or otherwise, in or to any other Person, the guaranty by such Person of any Indebtedness of any other Person or the subordination of any claim against any other Person to other Indebtedness of such other Person.

         "IPO" means a sale by the Company of Common Stock in an underwritten (firm commitment) public offering registered under the Securities Act of 1933, with gross proceeds to the Company of not less than $30,000,000, resulting in the listing of the Company's Common Stock on a nationally recognized stock exchange, including without limitation, the NASDAQ National Market System.

                  "JUNIOR SECURITIES" means (a) any shares of Capital Stock of the Company, or its successor, as reorganized, or other Equity Interests of the Company or any other Person provided for by a plan of reorganization, (b) any warrants, options or other rights to acquire shares of Capital Stock of the Company, or its successor, as reorganized, or other Equity Interests of the Company or any other Person provided for by a plan of reorganization, and (c) any debt securities of the Company, or its successor, as reorganized, or any other Person provided for by a plan of reorganization, if (i) payment of such debt securities is subject to subordination provisions no less favorable to the holders of Senior Indebtedness than the provisions of
         SECTION 8 and (ii) scheduled payments of the principal amount of the Indebtedness evidenced by such debt securities are not required prior to the maturity date of the Senior Indebtedness.

                  "LAWS" means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license of permit issued by, any Governmental Authority which is applicable to such Person.

                  "LEGAL HOLIDAY" means a Saturday, Sunday or day on which banks and trust companies in the principal place of business of the Company or in the State of New York are not required to be open.

                  "LEVERAGE RATIO" means, with respect to the Company and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) Funded Debt of the Company and its Subsidiaries on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such twelve month period.

                  "LIEN" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "LOSSES" shall have the meaning set forth in SECTION 1.8.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any Subsidiary Guarantor to perform its obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Document to which it is a party or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Documents or the rights or remedies of the Holders hereunder or thereunder.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, friable asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "MATURITY DATE" means January 13, 2006; PROVIDED that, Company may, by written notice to the Holders delivered not later than December 13, 2005, extend the maturity date to a date which is in no event later than July 13, 2009, and is at least six months prior to (1) the date on which any principal payments are first due on the Seller Notes and (ii) the date on which any disbursements (other than an Interim Bonus Payment Date, as defined in the Retention Bonus Plan) are required to be made with respect to the Retention Bonus Plan pursuant to the terms thereof.

                  "MULTIEMPLOYER PLAN" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET INCOME" of any Person shall mean the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain or loss realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of any real property or equipment of such Person which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any capital stock of such Person or a subsidiary of such Person and any other extraordinary gain or loss realized over the relevant period.

                  "NET PROCEEDS" means, with respect to any sale or other disposition of any assets (including in connection with any sale and leaseback transaction), (i) cash received by the Company or any of its Subsidiaries from such sale or other disposition and (ii) promissory notes received by the Company or any of its Subsidiaries from such sale or other disposition upon the liquidation or conversion of such notes into cash, in each case after (a) provision for all Taxes measured by or resulting from such sale or other disposition calculated as if the Company and its Subsidiaries were a separate consolidated group for tax purposes and assuming such sale or other disposition of such asset was the only transaction in which the Company and its Subsidiaries engaged during the relevant period without giving effect to any carryforwards, carrybacks or credits, (b) payment of all brokerage commissions and other fees and expenses related to such sale or other disposition, (c) amounts applied to repayment of Indebtedness (other than Senior Indebtedness) secured by a Lien on the asset sold or disposed and (d) amounts escrowed or booked as a reserve against liabilities associated with such sale or disposition.

                  "NOTE REGISTER" shall have the meaning set forth in SECTION
         1.3.

                  "NOTES" shall have the meaning set forth in SECTION 1.1.

                  "NOTICE OF REDEMPTION" shall have the meaning set forth in
         SECTION 6.3.

                  "OBLIGATIONS" means, with reference to any Indebtedness, any principal of, premium, interest, penalties, fees and other liabilities payable from time to time and obligations performable under the documentation governing such Indebtedness.

                  "OFFICER" of a Person mean its Chairman of the Board, Chief Executive Officer, President, Treasurer, any Vice President, Secretary or any Assistant Secretary.

                  "OPERATING LEASE" means any lease other than a Capital Lease.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to each of the Purchasers. Unless otherwise required by any of the Purchasers, the legal counsel may be an employee of or counsel to the Company. For purposes of Section 4.4, "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Company and who may be an employee of or counsel to any Purchaser or Holder.

                  "OTHER CAPITALIZED COSTS" means, for any fiscal period, the gross amount capitalized for long term assets (net of cash received in respect of long term assets), other than (a) Consolidated Capital Expenditures and (b) any fees and expenses capitalized with respect to the Related Transactions, all in accordance with GAAP.

          "OTHER DEFAULT" shall have the meaning set forth in SECTION 8.2(b).

                  "PACIFIC ACQUISITION" means the acquisition by Parent of ninety percent (90%) of the issued and outstanding Capital Stock of Company and the recapitalization related thereto pursuant to the Pacific Acquisition Agreement.

                  "PACIFIC ACQUISITION AGREEMENT" means (x) that certain Recapitalization and Stock Purchase Agreement dated as of December 16, 1998, by and among Parent, Pacific Circuits and Lewis 0. Coley, III, The Colleen Beckdolt Trust No. 2, and The Ian Lewis Coley Trust No. 2. and all amendments, modifications, supplements and waivers thereto, and
         (y) all exhibits, schedules and any other documents, instruments and agreements delivered in connection with, or pursuant to, such agreement or the transactions contemplated thereby.

                  "PARENT" means Circuit Holdings LLC, a Delaware limited liability company.

                  "PAYMENT BLOCKAGE PERIOD" shall have the meaning set forth in
         SECTION 8.2(B).

                  "PAYMENT DEFAULT" shall have the meaning set forth in SECTION 8.2(a).

                  "PAYMENT NOTICE" shall have the meaning set forth in SECTION 8.2(b).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "PCI" means Power Circuits, Inc., a California corporation.

                  "PCI ACQUISITION" means the acquisition of PCI pursuant to the PCI Acquisition Agreement together with the contribution of Power Holdings to Parent, the contribution of Power Holdings to Company and the dissolution of Power Holdings.

                  "PCI ACQUISITION AGREEMENT" means (x) that certain Agreement and Plan of Merger dated June 11, 1999 among PCI, its stockholders, Brockway Moran & Partners, Inc., Thayer Equity Investors IV, LLC, Power Holdings, LLC and Power Acquisition Sub., Inc., and all amendments, modifications, supplements and waivers thereto, and (y) all exhibits, schedules and any other documents, instruments and agreements delivered in connection with, or pursuant to, such agreement or the transactions contemplated thereby.

                  "PERMITTED INVESTMENT" means (a) Investments in cash and Cash Equivalents, (b) loans and advances to officers, directors, employees and Affiliates of the Company not to exceed $1,150,000 in the aggregate at any time outstanding, (c) Investments by the Company and its Subsidiaries in and to the Company and its Wholly-Owned Subsidiaries to the extent not otherwise prohibited pursuant to SECTIONS 5.4, 5.5 AND 5.14, (d) Investments existing on the Closing Date and set forth on Schedule 10.1 (c), and (e) additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof, PROVIDED that such loans, advances and/or investments made pursuant to this clause (e) shall not exceed an aggregate amount of $115,000 at any time.

                  "PERMITTED LIENS" means with respect to any Person: (i) Liens incurred or deposits made by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or Liens incurred or good faith deposits made in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or Liens incurred or deposits made to secure public or statutory obligations of such Person or deposits of cash or United States Government bonds made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which such Person is a party, or deposits made as security for contested taxes or import duties or for the payment of rent, in each case in the ordinary course of business, (ii) Liens imposed by law, such as carriers, warehousemen's, materialmen's and mechanics' Liens or Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review and which do not constitute an Event of Default under SECTION 7.1 (f); provided that, in each case, such appeal or other proceeding is being made in good faith and with respect to which reserves or other appropriate provisions are being made in accordance with GAAP; (iii) Liens securing the payment of Taxes which are not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings, with respect to which reserves or other appropriate provisions are being maintained in accordance with GAAP; (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens existing on the date hereof and listed on Schedule 10.1 (a) hereto or, if not listed, will be terminated within 60 days after the Closing Date; (vii) Liens in favor of any holder of Senior Indebtedness incurred pursuant to the Senior Credit Agreement and refinancings thereof constituting Permitted Refinancing Indebtedness; and (viii) Liens securing Purchase Money Indebtedness incurred in accordance with
         Section 5.5(b)(vi).

                  "PERMITTED REFINANCING INDEBTEDNESS" means, with respect to any Person, any Indebtedness of such Person issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of such Person; provided that: (1) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded or, in the case of Indebtedness being refinanced that was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such refinancing, renewal, replacement, defeasance or refunding (plus the amount of reasonable expenses incurred in connection therewith); (2) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) such Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those, if any, contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (4) with respect to any Indebtedness other than Indebtedness owing pursuant to or in connection with the Senior Credit Agreement, the annual interest rate with respect to such Indebtedness (x) if it is a fixed rate, is less than or equal to not more than two percent (2%) more than, and is payable no more frequently than, that of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (y) if it is a variable rate, the index used for the calculation of the annual interest rate is substantially similar to and the margin applied to such index is less than or equal to not more than two percent (2%) more than, and such interest is payable no more frequently than, that of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (5) with respect to any Indebtedness owing pursuant to or in connection with the Senior Credit Agreement, the annual interest rate with respect to such Indebtedness
         (x) if it is a fixed rate, is less than or equal to not more than four percent (4%) per annum more than, and such interest is payable no more frequently than, that of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (y) if it is a variable rate, the index used for the calculation of the annual interest rate is substantially similar to and the margin applied to such index is IS less than or equal to not more than four percent (4%) per annum more than, and such interest is payable no more frequently than, that of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (6) such Indebtedness is incurred by such Person who is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (7) such Indebtedness satisfies the provisions of the subsection of Section 5.5(b) pursuant to which the Indebtedness being refinanced was incurred.

                  "PERSON" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization or a government or agency or political subdivision thereof.

                  "PLAN" shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PLAN OF LIQUIDATION" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

         "POWER HOLDINGS" means Power Holdings, LLC, a Delaware limited liability company.

         "PRINCIPAL" of any Note includes premium, if any.

         "PRINCIPAL OFFICER" shall mean, as to (a) the Company, the President and the Chief Executive Officer or the Chief Financial Officer or (b) any Subsidiary of the Company, any duly authorized officer thereof.

         "PRO FORMA" shall have the meaning set forth in SECTION 3.4(a).

         "PRODUCTIVE ASSETS" means assets used in the same type of business engaged in by the Company immediately prior to the date hereof.

         "PROJECTIONS" shall have the meaning set forth in SECTION 3.4(a).

         "PROPERTIES" shall have the meaning set forth in SECTION 3.16(a).

         "PROPERTY" or "PROPERTY" means any assets or property of any kind or nature whatsoever, real, personal or mixed (including fixtures), whether tangible or intangible, provided that the terms "Property" or "property," when used with respect to any Person, shall not include securities issued by such.

         "PURCHASE MONEY INDEBTEDNESS" means Indebtedness incurred solely for the purchase or financing of fixed or capital assets in the ordinary course of business (other than assets owned by the Company or any of its Subsidiaries on the Closing Date) directly related to the business of the Company on the Closing Date provided that (1)(A) such Indebtedness is secured by purchase money Liens on such assets and (B) such Liens do not extend to or cover any other asset of the Company or any of its Subsidiaries, (2) such Liens secure the obligation to pay the purchase price of such asset and interest thereon only, (3) such Indebtedness is incurred within nine months after the acquisition of such assets (with recourse only against such assets) and (4) the fair market value of the assets so secured is at least equal to the amount of Indebtedness secured thereby.

         "PURCHASERS" means the purchasers on the signature pages hereto.

         "QUALIFIED FINANCIAL INFORMATION" means, with respect to any Acquisition Target, (a) financial information prepared in a manner consistent with the financial statements required by clauses (a), (b) and (c) of SECTION
5.2 for the most recently completed fiscal year of such Acquisition Target, or
(b) if requested by Required Holders, such other reports and reviews prepared by a nationally recognized independent firm of certified public accountants acceptable to Required Holders.

         "RECOVERY EVENT" shall mean the receipt by the Company or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

         "REDEMPTION DATE" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Agreement and the Notes.

         "REDEMPTION PRICE" means, when used with respect to any Note to be redeemed, the price fixed for such redemption pursuant to this Agreement and the Notes.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, substantially in the form of ANNEX C attached hereto, among the Company, and the Purchasers.

         "RELATED TRANSACTIONS" means the PCI Acquisition, the execution and delivery of the Documents, the funding of the loans under the Senior Credit Agreement on the Closing Date, the funding of the Notes on the Closing Date and the payment of all fees, costs and expenses associated with all of the foregoing.

         "REORGANIZATION" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

         "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. Section 4043.

         "REQUIRED HOLDERS" means, on any date of determination, Holders of at least a majority in aggregate principal amount of the outstanding Notes on such date of determination.

         "REQUIREMENT OF LAW" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESTRICTED PAYMENTS" shall have the meaning set forth in SECTION 5.4.

         "RETENTION BONUS PLAN" shall mean that certain plan of the Company dated as of December 15, 1998 for the purpose of providing certain designated employees of the Company with an ongoing incentive to remain in the employ of the Company as implemented pursuant to that certain Recapitalization and Stock Purchase Agreement dated as of December 15, 1998 among the Parent, the Company and certain other parties thereto.

         "RULE 144" means Rule 144 as promulgated by the SEC under the Securities Act, as amended from time to time, and any successor rule or regulation thereto.

         "RULE 144A" means Rule 144A as promulgated by the SEC under the Securities Act, as amended from time to time, and any successor rule or regulation thereto.

         "SCHEDULED FUNDED DEBT PAYMENTS" shall mean, as of any date of determination for the Company and its Subsidiaries, the sum of all scheduled payments of principal on Funded Debt for the applied period ending on the date of determination (including payments due on Capitalized Lease Obligations during the applicable period ending on the date of determination).

         "SEC" means the Securities and Exchange Commission and any successor thereto.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute or law thereto.

         "SECURITY", or "SECURITIES" shall have the meaning set forth in
SECTION 1.1.

         "SECURITY AGREEMENTS" means the Security Agreements as defined in the Senior Credit Agreement.

         "SECURITY DOCUMENT" means all instruments, documents and agreements executed by or on behalf of the Company or any of its Subsidiaries to guaranty or provide collateral security with respect to the Obligations and other transactions contemplated by the Senior Credit Agreement, including, without limitation, each of the Security Documents (as defined in the Senior Credit Agreement) and all instruments, documents and agreements executed pursuant to the terms of the foregoing, including, without limitation, those executed pursuant to the Security Agreements.

         "SELLER NOTES" shall mean collectively, (a) that certain subordinated note dated December 15, 1998 in the amount of $51,043.65 from the Company to The Colleen Beckdolt Trust No. 2, (b) that certain Subordinated Note dated December 15, 1998 in the amount of $51,043.65 from the Company to The Ian Lewis Coley Trust No. 2, (c) that certain subordinated note dated December 15, 1998 in the amount of $3,547,912.70 from the Company to Lewis 0. Coley, III, and (d) that certain subordinated note dated December 15, 1998 in the amount of $350,000.00 from the Company.

         "SENIOR BANK" means (i) the lender (if the sole lender) or the agent (if acting on behalf of lenders) under the Senior Credit Agreement and, with respect to its successors, such persons who have been identified in a written notice to the Purchasers as being successors, or (ii) if there is no agent, those lenders having the ability to bind all lenders under the Senior Credit Agreement.

         "SENIOR CREDIT AGREEMENT" means that certain Credit Agreement dated as of date hereof by and among the Company, as borrower and certain of its Subsidiaries as guarantors, the lenders party thereto and First Union National Bank, as Administrative Agent, Dresdner Bank AG, New York and Grand Cayman Branches, as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent and First Union Capital Markets Corp., as Lead Arranger, as amended, modified or supplemented from time to time and pursuant to which Permitted Refinancing Indebtedness is incurred with respect thereto.

         "SENIOR FUNDED DEBT" shall mean any Indebtedness not specifically subordinated in right of payment to the Senior Indebtedness.

         "SENIOR INDEBTEDNESS" means, with respect to the Company or any Subsidiary Guarantor, the principal of, premium, if any, and interest (including interest accruing after the filing of a petition for bankruptcy or for reorganization relating to the Company regardless of whether a claim for post-filing interest is allowed) on the loans made to the Company pursuant to the Senior Credit Agreement and reimbursement obligations in respect of letters of credit issued pursuant to the Senior Credit Agreement and (b) any other obligations of the Company arising out of or in connection with the Senior Credit Agreement or any of the Security Documents (including, without limitation, fees, expenses and indemnities and any Hedging Obligations to the extent incurred under hedging agreements required by the Senior Credit Agreement as in effect on the date hereof, which Hedging Obligations shall be valued, as of any date of determination, at the termination value payable by the Company if such agreement were terminated on such date; provided, however, Senior Indebtedness shall not include (i) in the case of the obligation of the Company in respect of each Note, the obligation of the Company in respect of other Notes, (ii) Indebtedness of the Company to a Subsidiary or an Affiliate of the Company, (iii) Indebtedness to, or guaranteed on behalf of, any individual shareholder, director, officer or employee of the Company or any of the Company's or such Subsidiary Guarantor's (as the case may be) Subsidiaries (including, without limitation, amounts owed for compensation), (iv) Indebtedness represented by Capitalized Lease Obligations or Purchase Money Indebtedness, (v) Trade Payables and other Indebtedness and other amounts incurred in connection with obtaining goods, materials or services, (vi) Indebtedness incurred in violation of the provisions of SECTION 5.5 or 5.14 hereof and (vii) any Indebtedness of the Company or any Subsidiary Guarantor, as the case may be, which by its terms is unsecured.

         "SENIOR LEVERAGE RATIO" means, with respect to the Company and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter or month, as applicable, the ratio of (a) Senior Funded Debt of the Company and its Subsidiaries on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such twelve month period.

         "SENIOR REVOLVER DEBT" means the Indebtedness of the Company pursuant to a senior revolving credit facility under the Senior Credit Agreement including any swingline facility related thereto.

         "SENIOR TERM DEBT" means the Indebtedness of the Company pursuant to a senior term facilities under the Senior Credit Agreement.

         "SHAREHOLDERS AGREEMENT" means that certain Amended and Restated Shareholders Agreement dated as of July 13, 1999, among the Company, the Parent, Lewis 0. Coley, III and those purchasers of Common Stock set forth on Schedule I attached thereto, as amended, restated, modified or supplemented from time to time.

         "SINGLE EMPLOYER PLAN" shall mean any Plan which is not a Multiemployer Plan.

         "SOLVENT" means, with respect to any Person on a particular date, that on such date, (a) the fair saleable value of the assets of such Person exceeds its probable liability on its debts as they become absolute and mature; (b) such Person is able to pay its debts or liabilities as such debts and liabilities mature; and (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's assets would constitute an unreasonably small capital.

         "SPONSORS" means a collective reference to each of Brockway Moran and Thayer.

         "STANDSTILL PERIOD" shall have the meaning set forth in SECTION 8.2(c).

         "SUBSIDIARY" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but, in the case of a limited partner, only if such Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or
(iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "SUBSIDIARY GUARANTOR" means PCI.

         "SUBSIDIARY GUARANTY" shall have the meaning set forth in SECTION 11.1
(a).

         "SUPPLEMENTAL DATA" shall have the meaning set forth in SECTION 3.4(d).

         "SURVIVING PERSON" shall have the meaning set forth in SECTION 5.15(b)(1).

         "TAXES" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

         "TAX RETURNS" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

         "TCW GROUP MEMBER" means any Affiliate of Trust Company of the West or any Holder for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an Account Manager.

         "TCW REPRESENTATIVE" shall have the meaning set forth in SECTION 5.25.

         "THAYER" means collectively, Thayer Equity Investors III, L.P. and Thayer Equity Investors IV, L.P., each a Delaware limited partnership.

         "TRADE PAYABLES" means, with respect to any Person, accounts payable and other similar accrued current liabilities in respect of obligations or indebtedness to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of property or services.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of, or obligations guaranteed as to timely payment by, the United States of America for the payment (with respect to interest as well as principal) of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "VOTING SECURITIES" means any class of Equity Interests of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

         "WARRANT AGREEMENT" means that certain Warrant Agreement dated of even date herewith by and among the Company and the Purchasers, in the form attached hereto as ANNEX B.

         "WARRANT REGISTER" shall have the meaning set forth in SECTION 1.3.

         "WARRANT SHARES" shall have the meaning set forth in SECTION 1.1.

         "WARRANT SHARES REGISTER" shall have the meaning set forth in SECTION 1.3.

         "WARRANTS" shall have the meaning set forth in SECTION 1.1.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

         "WHOLLY-OWNED" when used in reference to any subsidiary of any Person, means that all outstanding Equity Interests (other than director's qualifying shares) in such subsidiary are beneficially owned solely by such Person or one or more other Wholly-Owned subsidiaries of such Person.

         "YEAR 2000 COMPLIANT" means, as to any computer application used by the Company or any Subsidiary of the Company, that such computer application will not be negatively impacted by the Year 2000 Problem and that such computer application is reasonably expected on a timely basis to be able to properly recognize and perform date-sensitive functions for all dates before and after January 1, 2000.

         "YEAR 2000 PROBLEM" means the risk that computer applications used by the Company or any of its Subsidiaries, may be unable to properly recognize and perform date-sensitive functions involving certain dates prior to and after January 1, 2000.

10.2     RULES OF CONSTRUCTION

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) "or" is not exclusive;

         (c) words in the singular include the plural, and words in the plural include the singular;

         (d) provisions apply to successive events and transactions;

         (e) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation";

         (f) "hereto", "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and

         (g) references to "SECTIONS", "subsections", "EXHIBITS" and "SCHEDULES" shall be to SECTIONS, subsections, EXHIBITS and SCHEDULES, respectively, of or to this Agreement unless otherwise specifically provided.

10.3     ACCOUNTING TERMS

         Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Company delivered to the Holders; PROVIDED that, if the Company notifies the Holder that it wishes to amend any covenant in SECTION 5.9 OR 5.12 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Holders notify the Company that the Required Holders wish to amend SECTION 5.9 OR 5.12 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Holders.

         The Company shall deliver to each Holder at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of SECTION 5.12, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

SECTION 11. SUBSIDIARY GUARANTY

11.1     GUARANTY

         (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Subsidiary Guarantors hereby irrevocably and unconditionally guarantees (each a "SUBSIDIARY GUARANTY") to each Holder of a Note, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company under this Agreement or the Notes, that: (w) the principal and premium (if any) of and interest on the Notes will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon a Change of Control, Asset Sale Offer, or otherwise; (x) all other obligations of the Company to the Holders under this Agreement or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Agreement and the Notes; and (y) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon an Asset Sale Offer, Change of Control or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

         (b) Each Subsidiary Guarantor hereby agrees that its obligations with regard to this Subsidiary Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Subsidiary Guaranty will not be discharged except by complete performance of the obligations contained in the Notes and this Agreement.

         (c) If any Holder is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any custodian, trustee, or similar official acting in relation to either the Company or such Subsidiary Guarantor, any amount paid by either the Company or such Subsidiary Guarantor to or such Holder, this Subsidiary Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in SECTION
7.2 for the purposes of this Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in SECTION 7.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of this Subsidiary Guaranty.

         (d) It is the intention of each Subsidiary Guarantor and the Company that the obligations of each Subsidiary Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Subsidiary Guaranty would be annulled, avoided or subordinated to the creditors of any Subsidiary Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Subsidiary Guaranty was made without fair consideration and that, at, the time thereof, immediately after giving effect thereto, or at the time that any demand is made thereupon such Subsidiary Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Subsidiary Guarantor under such Subsidiary Guaranty shall be reduced by such an amount, if any, that would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

11.2     EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTY

         To evidence its Subsidiary Guaranty set forth in SECTION 11.1, each Guarantor agrees that a notation of such Subsidiary Guaranty substantially in the form annexed hereto as ANNEX A-1 shall be endorsed on each Note and that this Agreement shall be executed on behalf of such Subsidiary Guarantor by two Officers or by one Officer with an attestation by another Officer, by manual or facsimile signature.

         Each Subsidiary Guarantor agrees that its Subsidiary Guaranty set forth in SECTION 11.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guaranty.

         If an Officer whose signature is on a Note no longer holds that office at the time the Note on which a Subsidiary Guaranty is endorsed and issued, the Subsidiary Guaranty shall be valid nevertheless.

         The delivery of any Note by the Company shall constitute due delivery of the Subsidiary Guaranty set forth in this Agreement on behalf of each Subsidiary Guarantor.

11.3     FUTURE SUBSIDIARY GUARANTORS

         The Company shall cause each Person that is or becomes a Subsidiary of the Company after the Closing Date to execute a Subsidiary Guaranty in the form of ANNEX A-1 hereto and cause such Subsidiary to execute an amendment to this Agreement for the purpose of adding such Subsidiary as a Subsidiary Guarantor hereunder.

11.4     CERTAIN BANKRUPTCY EVENTS

         Each Subsidiary Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Subsidiary Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Subsidiary Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

11.5     SUBORDINATION OF SUBSIDIARY GUARANTEES

         Each Subsidiary Guarantor, for itself and its successors, and each Holder, by its acceptance of its respective Notes, agrees that the obligations of the Subsidiary Guarantors to the Holders of Notes pursuant to the Subsidiary Guaranty and this Agreement are expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of each respective Subsidiary Guarantor, to the same extent as provided in SECTION 8 hereof with respect to the subordination of payments on the Notes to the prior payment in full of all Senior Indebtedness of the Company. For purposes of this
SECTION 11, each Subsidiary Guarantor shall have the same rights and be subject to the same duties and obligations as the Company pursuant to SECTION 8.

SECTION 12. MISCELLANEOUS

12.1     NOTICES

         All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telex, telecopier, or overnight air courier guaranteeing next day delivery:

         (a) if to any Purchaser at the address or telecopy number set forth on the signature pages hereto, with a copy to Gardere & Wynne, L.L.P., 1601 Elm Street, Suite 3000, Dallas, Texas 75201, Telecopy No. (214)999-4667, Attention:
Gary B. Clark, Esq.; and

         (b) if to the Company or any Subsidiary Guarantor, to (i) the Company, Pacific Circuits, Inc., 17550 N.E. 67th Court, Redmond, Washington 98052, Telecopy No. (425) 882-1268 and (ii) Thayer Capital Partners IV, 1455 Pennsylvania Avenue, NW, Suite 350, Washington, D.C. 20004, Telecopy No.
(202) 371-0391, Attention: Jeffrey W. Goettman, and Brockway Moran & Partners, Inc., 225 NE Mizner Blvd., Seventh Floor, Boca Raton, Florida, Telecopy No. (561) 750-2001, Attention: Michael E. Moran, with a copy to Shearman & Sterling, 555 California Street,

Suite 2000, San Francisco, California 94104-1522, Telecopy No. (415) 616-1199,
Attention: Christopher Dillon;

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

12.2     SUCCESSORS AND ASSIGNS

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

12.3     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

12.4     HEADINGS

         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

12.5     GOVERNING LAW, SUBMISSION TO JURISDICTION

         This agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The Company and each Subsidiary Guarantor hereby irrevocably submit to the jurisdiction of any New York State court sitting in the State of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company and each Subsidiary Guarantor irrevocably waive, to the fullest extent they may effectively do so under applicable law, any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceeding against the Company or any Subsidiary Guarantor in any other jurisdiction.

12.6     ENTIRE AGREEMENT

         This Agreement, together with the Securities, the Registration Rights Agreement and the Warrant Agreement (and any agreement between the Company and any Holder relating to transfers), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, together with the Securities, the Registration Rights Agreement and the Warrant Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

12.7     SEVERABILITY

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

12.8     FURTHER ASSURANCES

         The Company shall, and shall cause each of its Subsidiaries to, at its cost and expense, upon request of any Purchaser or Holder, duly execute and deliver, or cause to be duly executed and delivered, to such Purchaser or Holder such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of such Purchaser or Holder to carry out more effectually the provisions and purposes of this Agreement and the other Documents.

12.9     DISCLOSURE OF FINANCIAL INFORMATION

         Each Holder is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Company and each of its Subsidiaries which may be furnished to it hereunder or otherwise, to any other Holder, any court, Governmental Authority having jurisdiction over such Holder, to any Person which shall, or shall have any right or obligation to, succeed to all or any part of such Holder's interest in any of the Securities and this Agreement or to any actual or prospective purchaser or assignee thereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date first written above.


PACIFIC CIRCUITS, INC.


By:  /s/ Jeffrey W. Goettman
   ------------------------------------
Name:  Jeffrey W. Goettman
Title  Vice President


SUBSIDIARY GUARANTOR:

POWER CIRCUITS, INC.

By:  /s/ Jeffrey W. Goettman
   ------------------------------------
Name:  Jeffrey W. Goettman
Title: Vice President

PURCHASERS:

TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
TCW/CRESCENT MEZZANINE TRUST II

By:    TCW/Crescent Mezzanine II, L.P.,
       as general partner or managing owner

By:    TCW/Crescent Mezzanine, L.L.C.,
       its general partner


       By:  /s/ Jean-Marc Chapus
          --------------------------
       Name:    Jean-Marc Chapus
       Title:   President


ADDRESS FOR NOTICES:

c/o TCW/Crescent Mezzanine, L.L.C.
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention:    Timothy P. Costello
Phone: 214/740-7348
Fax:   241/740-7382

TCW LEVERAGED INCOME TRUST, L.P.

By:   TCW Advisors (Bermuda), Limited,
      as general partner


      By:  /s/ Jean-Marc Chapus
        -------------------------------
      Name:   Jean-Marc Chapus
      Title:  Managing Director


By:   TCW Investment Management Company,
      as Investment Advisor

      By: /s/ Timothy P. Costello
         ------------------------------
      Name:   Timothy P. Costello
      Title:  Managing Director


ADDRESS FOR NOTICES:

c/o TCW/Crescent Mezzanine, L.L.C.
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention:    Timothy P. Costello
Phone: 214/740-7348
Fax:   214/740-7382

TCW LEVERAGED INCOME TRUST II, L.P.

By:   TCW (LINC II), L.P.,
      as general partner

By:   TCW Advisors (Bermuda), Ltd.,
      as general partner


      By:  /s/ Jean-Marc Chapus
         ------------------------------
      Name:   Jean-Marc Chapus
      Title:  Managing Director

By:   TCW Investment Management Company,
      as Investment Advisor


      By: /s/ Timothy P. Costello
         ------------------------------
      Name:   Timothy P. Costello
      Title:  Managing Director


ADDRESS FOR NOTICES:

c/o TCW/Crescent Mezzanine, L.L.C.
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention:    Timothy P. Costello
Phone: 214/740-7348
Fax:   214/740-7382